LEASE


	NEXUS EQUITY, INC.
	"Landlord"

	AND

	SYMMETRICOM, INC.
	"Tenant"





	SAN JOSE, CALIFORNIA



	LEASE

	TABLE OF CONTENTS

	Page

1.	Lease Premises	  1
2.	Basic Lease Provisions	  1
3.	Term	  2
4.	Construction, Possession and Commencement Date	  3
5.	Rent	  6
6.	Rental Adjustments	  6
7.	Additional Rent and Expenses	   7
8.	Rentable Area	 10
9.	Security Deposit 	 10
10.	Use 	 11
11.	Brokers	 13
12.	Holding Over	 13
13.	Taxes and Assessments	 14
14.	Condition of Premises	 16
15.	Parking Facilities	 17
16.	Utilities and Services	 17
17.	Alterations	 18
18.	Repairs and Maintenance	 18
19.	Liens	 20
20.	Indemnification and Exculpation	 20
21.	Insurance - Waiver of Subrogation	 21
22.	Damage or Destruction	 25
23.	Eminent Domain	 27
24.	Defaults and Remedies	 28
25.	Assignment or Subletting	 31
26.	Arbitration - Attorney's Fees	 33
27.	Bankruptcy	 34
28.	Definition of Landlord	 34
29.	Estoppel Certificate	 35
30.	Removal of Property 	 35
31.	Limitation of Landlord's Liability	 36
32.	[Intentionally Left Blank]	 37
33.	Quiet Enjoyment	 37
34.	Quitclaim Deed	 37
35.	Subordination and Attornment	 37
36.	Surrender	 38
37.	Waiver and Modification	 39
38.	Waiver of Jury Trial and Counterclaims	 39
39.	Hazardous Materials	 39
40.	Option to Extend	 42
41.	Right of First Refusal to Purchase	 45
42.	Miscellaneous	 46

	42.1	 Terms and Headings	 46
	42.2	 Examination of Lease	 46
	42.3	 Time	 46
	42.4	 Covenants and Conditions	 47
	42.5	 Consents	 47
	42.6	 Entire Agreement	 47
	42.7	 Severability	 47
	42.8	 Recording	 47
	42.9	 Impartial Construction	 47
	42.10  Inurement	 47
	42.11  Force Majeure	 47
	42.12  Notices	 47
	42.13  Authority to Execute Lease	 47

EXHIBIT "A" --	Work Letter

EXHIBIT "B" --	Form of Acknowledgement of Term Commencement Date

EXHIBIT "C" --	Memorandum of Lease







	LEASE


THIS LEASE ("Lease") is made as of June 10, 1996, by and between NEXUS EQUITY, INC., a California corporation ("Landlord"), and
SYMMETRICOM, INC., a California corporation ("Tenant").

1.  Lease Premises.

     1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises ("Premises") located on Orchard Parkway in San Jose, California, consisting of (i) that certain real property ("Real Property") legally described as Parcel 2 of Parcel Map filed with the Santa Clara County Recorder on December 6, 1995, in Book 671 of Maps, Pages 40 and 41, (ii) the entirety of the building (the "Building") to be constructed on the Real Property, and (iii) all landscaping, drainage, irrigation, lighting, parking facilities, walkways, driveways and other improvements and appurtenances related thereto.

	2.	Basic Lease Provisions.

		2.1	For convenience of the parties, certain basic
provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

			2.1.1	Rentable Area of Premises:
					118,000 square feet, subject to adjustment
                              as provided in Section 8.2

			2.1.2	Initial Basic Annual Rent:
					$1,458,480 ($12.36 per square foot of
                              Rentable Area per year), subject to
                              adjustment as provided in Sections 6.1 and
                              8.2

			2.1.3	Monthly Installment of Basic Annual Rent:
					$121,540 ($1.03 per square foot of
                              Rentable Area per month), subject to
                              adjustment as provided in Sections 6.1 and
                              8.2

			2.1.4	      (a)  Estimated Term Commencement Date:
                              April 15, 1997, subject to adjustment
                              as provided in Section 4.6

					(b)	Term Expiration Date: Twelve (12)
                              years from Term Commencement Date

			2.1.5	Permitted Use: Uses permitted in
                              Section 10.1

			2.1.6	Security Deposit: $121,540

			2.1.7	Address for Rent Payment and Notices to
                              Landlord:

					Nexus Equity, Inc.
					1740 Technology Drive, Suite 315
					San Jose, California 95110

					Address for Notices to Tenant
					Before Term Commencement Date:

					SymmetriCom, Inc.
					85 West Tasman Drive
					San Jose, California 95110

					After Term Commencement Date:  Premises

		2.2	Capitalized terms not otherwise defined in this Lease
shall have the meaning set forth in the Work Letter attached hereto as Exhibit "A" ("Work Letter").

	3.	Term.

		3.1	This Lease shall take effect upon the date of
execution hereof by each of the parties hereto, and each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution hereof by each of the parties hereto; provided, however, the effectiveness of this Lease is conditioned upon Tenant's approval (in its sole discretion) on or before June 6, 1996, of (i) CC&Rs prepared by Atmel Corporation which will encumber the Real Property, and (ii) approval by Atmel Corporation in a form satisfactory to Tenant of elevations and schematic plans of the Building (described on Attachment A-2) and the placement of Tenant's antennas on the roof of the Building.

		3.2	The term of this Lease will be that period from the
Term Commencement Date described in Sections 2.1.4(a) and 4.6 through the Term Expiration Date as set forth in Section 2.1.4(b), subject to earlier termination of this Lease or extension of the term of this Lease as provided herein.

		3.3	Notwithstanding anything in this Lease to the
contrary, Tenant shall have the right to terminate this Lease due to nonperformance by Landlord if:

			(i)	Landlord has not on or before June 30, 1996,
secured a construction loan and/or other funding, from sources reasonably satisfactory to Tenant as to financial ability to perform, in an amount reasonably necessary to complete the work required of Landlord under the Work Letter; provided however, that such date shall be extended to that date which is the earlier of (i) August 15, 1996 and
(ii) the date to which close of escrow for the acquisition of the Real Property is extended by the written agreement of Atmel Corporation, the seller of the Real Property;

			(ii)	Landlord has not on or before September 1, 1996,
received architectural site approval from the City of San Jose;

			(iii)	Landlord has not on or before September 15,
1996, substantially commenced Landlord's Work, defined to mean grading has been substantially completed and work on footings and foundations has commenced and is substantially underway; or

			(iv)	Landlord fails at any time thereafter to
diligently pursue construction of Landlord's Work to completion, defined to mean (for the purposes of this subsection 3.3(iv) only) substantial cessation of work for more than thirty (30) consecutive days.

		The time for Landlord to perform its obligations under subsections (i) and (ii) above will be extended on account of Tenant-Caused Delays, but not Landlord-Caused Delays or Force-Majeure Delays. The time for Landlord to perform its obligations under subsection (iii) will be extended on account of Tenant-Caused Delays and no more than thirty (30) days of Force Majeure Delays, but not Landlord-Caused delays.
The time for Landlord to perform its obligations under subsection (iv) will be extended on account of Tenant-Caused Delays and Force Majeure Delays, but not Landlord-Caused delays. In the event Tenant terminates this Lease pursuant to this Section 3.3, neither Landlord nor Tenant shall have any further duties, obligations or liability to the other, except that Landlord shall promptly return to Tenant the first month's Basic Annual Rent deposited under Section 5.1, and the security deposit deposited under Section 9.1.

	4.	Construction, Possession and Commencement Date

		4.1	Landlord shall make available to Tenant the Building
Shell within the time period set forth in the Construction Schedule with Landlord's Work sufficiently complete to allow Tenant to commence construction of Tenant's Improvements. Landlord shall Substantially Complete Landlord's work (as that term is defined in the Work Letter attached hereto as Exhibit "A") within the time period set forth in the Project Schedule. Landlord shall use diligent good faith efforts to continuously prosecute the construction of Landlord's Work to completion.
Tenant shall Substantially Complete Tenant's Improvements within the time period set forth in the Project Schedule. Landlord and Tenant shall allow each other reasonable access to the Premises for the completion of work required hereunder, and shall conduct such work in a commercially reasonable manner. All time periods set forth in the Project Schedule for the construction of Landlord's Work and Tenant's Improvements shall be extended by Landlord-Caused Delays, Tenant-Caused Delays and/or
Force-
Majeure Delays in the manner and to the extent set forth in the Work
Letter, subject to the limitations on Landlord with respect to Force-Majeure Delays set forth in the last paragraph of Section 3.3 above.

		4.2	As used in Section 4.1 above and elsewhere in this
Lease and the Work Letter, the terms "Substantially Complete", "Substantially Completed", and "Substantial Completion" shall mean (i) with respect to Landlord's Work, the date by which all of the following shall have occurred: (a) construction of Landlord's Work is completed substantially in accordance with the plans and specifications therefor and all applicable governmental laws, ordinances, regulations and requirements ("Laws"), (b) the Project Architect has certified in writing that Landlord's Work is substantially complete, (c) there exist no incomplete or deficient items identified by or on behalf of Tenant on its "punch-list" that could materially interfere with Tenant's use of the Premises for its intended purpose, and (d) Landlord shall have substantially completed Landlord's Work to such a point to enable Tenant to obtain all permits and approvals for Tenant's legal occupancy of the Premises, assuming that Tenant's Improvements are Substantially
Completed, and (ii) with respect to Tenant's Improvements, the date by which all of the following shall have occurred: (a) construction of Tenant's Improvements is completed substantially in accordance with the plans and specifications therefor and all applicable Laws, (b) Tenant's Architect has certified in writing that Tenant's Improvements are substantially complete, (c) no incomplete or deficient items exist that would materially interfere with Tenant's use of the Premises for its intended purpose, and (d) Tenant shall have substantially completed Tenant's Improvements and shall have obtained all permits and approvals for Tenant's legal occupancy of the Premises.

		4.3	Tenant agrees that in the event Landlord fails to
tender possession of the Premises with the Building Shell and Land Improvements Substantially Completed on or before the date set forth in the Project Schedule for the Substantial Completion of Landlord's Work, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom except as otherwise set forth in Sections 3.3 and 4.4. In such event, however, Tenant's obligation to pay Rent and any other amounts under this Lease shall not commence until the actual Term Commencement Date.

		4.4	Notwithstanding Section 4.3, in the event Landlord
fails to tender possession of the Premises with the Building Shell and Land Improvements Substantially Completed on or before April 15, 1997
(as
such date is extended by Tenant-Caused Delays, and Tenant is unable to occupy the Premises on or before July 15, 1997 on account thereof, Landlord shall pay to Tenant liquidated damages equal to any holdover or penalty rent or other sums in excess of the normal rental paid by Tenant to the landlord of its present premises at 85 West Tasman Drive, San
Jose, California, on account of Tenant's extension or holding over of its tenancy at such location, for a number of days equal to the number of days between April 15, 1997 and the date the Premises are tendered to Tenant with the Building Shell and Land Improvements Substantially Completed (but for no longer period than Tenant actually holds over at its present location). In the event that the landlord of Tenant's present premises does not consent to Tenant's holding over, Landlord shall indemnify Tenant from any and all claims, damages, losses, costs and liabilities incurred by Tenant as a result of Landlord's failure to deliver the Building Shell and Land Improvements to Tenant Substantially Completed on or before April 15, 1997.

		4.5	The actual Term Commencement Date shall be the date
set forth in the Project Schedule as the date by which Tenant's Improvements and Landlord's Work is to be Substantially Complete;
provided, however, that (i) such date shall be extended by the number of days that Tenant is prevented from commencing construction of Tenant's Improvements on the date for commencement thereof as set forth in the Project Schedule as a result of Force Majeure Delays and Landlord-Caused Delays (as more particularly described in the Work Letter), (ii) such date shall be extended by the number of days that Tenant is prevented from continuously prosecuting to completion and Substantially Completing Tenant's Improvements as a result of Force-Majeure Delays and/or Landlord-Caused Delays, and (iii) in no event shall the Term
Commencement
Date occur prior to the date by which all of the following shall have occurred; (a) Landlord shall have Substantially Completed Landlord's
Work, (b) the Land Improvements are Substantially Completed to a point where ingress and egress to the Building is not unreasonably impeded, the parking lot is completed and the landscaping is to a point where any incomplete or deficient landscaping can be completed or corrected within thirty (30) days or which consists of trees, shrubs or other landscaping which have not been installed for reasons relating to the then climatic season, and (c) no "punch-list" items remain uncompleted that would materially interfere with Tenant's use of the Premises for its intended purposes. Landlord and Tenant shall execute a written acknowledgment of the Term Commencement Date and the Term Expiration Date when such is established in substantially the form attached hereto as Exhibit "B" and attach it to this Lease as Exhibit "B-1"; however, failure to execute and deliver such acknowledgement shall not affect Tenant's liability hereunder.

		4.6	Prior to entry by Tenant onto the Premises for the
purposes of constructing Tenant's Improvements or installation of personal property within the Premises which are not part of the work required of Landlord under the Work Letter, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverage required of Tenant under the provisions of Article 21 and the Work
Letter
are in effect. Entry by Tenant onto the Premises prior to the Term Commencement Date for such purposes shall be subject to all of the terms and conditions of this Lease other than the payment of Rent, and shall not interfere with the performance by Landlord or the Project Contractor with the work required of Landlord under the Work Letter. Tenant agrees to indemnify, protect, defend and hold Landlord harmless from any and all loss or damage to property, completed work, fixtures, equipment, or materials, or from liability for death of or injury to any person, during any such entry prior to the Term Commencement Date to the extent caused by the negligence or willful acts of Tenant or its agents and/or contractors (and their agents, contractors and subcontractors), and subject to Tenant's right to seek contribution or indemnity from Landlord or other responsible party. Landlord agrees to indemnify, protect, defend and hold Tenant harmless from any and all loss or damage to property, completed work, fixtures, equipment, or materials, or from liability for death of or injury to any person, during any such entry prior to the Term Commencement Date to the extent caused by the negligence or willful acts of Landlord or its agents and/or contractors (and their agents, contractors and subcontractors), and subject to Landlord's right to seek contribution or indemnity from Tenant or other responsible party.

		4.7	Tenant shall be responsible for construction of
Tenant's Improvements in the Premises pursuant to the Work Letter at the sole cost of Tenant, without any contribution or reimbursement by Landlord (except to the extent of Landlord's indemnity obligations under Section 4.6), at a cost not to be less than Twenty Five Dollars ($25.00) per square foot of Rentable Area. However, with regard to any space that
Tenant does not intend to initially occupy (up to a maximum of 20,000 square feet of Rentable Area), Tenant shall not be required to construct improvements at a cost per square foot greater than that required to finish interior surfaces of interior walls to the extent they are ready for paint, the floor is carpeted or tiled, HVAC and other utility systems and bathrooms are in place. If and to the extent required by Landlord's construction lender, Tenant shall provide assurances reasonably satisfactory to such lender of Tenant's ability to fund the construction of Tenant's Improvements in accordance with the terms of this Lease and the Work Letter.

	5.	Rent.

		5.1	Tenant agrees to pay Landlord as Basic Annual Rent
for the Premises the sum set forth in Section 2.1.2, subject to the rental adjustments provided in Sections 6.1 and 8.2. Basic Annual Rent shall be paid in the equal monthly installments set forth in Section 2.1.3, subject to the rental adjustments provided in Sections 6.1 and 8.2, each in advance on the first day of each and every calendar month during the term of this Lease, except that the first month's Basic
Annual
Rent shall be paid upon the execution hereof in addition to the Security Deposit in the amount set forth in Section 2.1.3. On the Term Commencement Date, the first month's Basic Annual Rent deposit shall be credited to the Basic Annual Rent due for the calendar month in which rental commences and any balance will be a credit against the next rental to become due. Prior to the Term Commencement Date, the deposit of the first month's Basic Annual Rent shall constitute additional security for Tenant's obligations hereunder and be treated in like manner as the Security Deposit.

		5.2	In addition to Basic Annual Rent, Tenant agrees to
pay to Landlord as additional rent ("Additional Rent"), at the times hereinafter specified in this Lease, the costs of management and administrative services as provided in Article 7.1, and all other amounts that Tenant agrees to pay under the provisions of this Lease, including without limitation (i) any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, and (ii) expenses of Landlord's performance of any obligations of Tenant under this Lease.

		5.3	 Basic Annual Rent and Additional Rent shall together
be denominated "Rent". Rent shall be paid to Landlord in lawful money of the United States of America, at the office of Landlord as set forth in
Section 2.1.7 or to such other person or at such other place as Landlord may from time to time designate in writing, without notice, demand, abatement, suspension, deduction, setoff, counterclaim, or defense.

		5.4	In the event the term of this Lease commences or ends
on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then current rate for such fractional month prior to the commencement of the partial month.

	6.	Rental Adjustments.

		6.1	Basic Annual Rent then in effect (as increased by
previous adjustments under this Section 6.1) shall be increased four percent (4%) on each annual anniversary of the Term Commencement Date.

	7.	Additional Rent and Expenses.

		7.1	As Additional Rent, Tenant shall pay or reimburse
Landlord for costs of management and administrative services in an amount equal to two percent (2%) of the Basic Annual Rent due from Tenant ("Management Fee"), whether or not Landlord incurs fees payable to any third party to provide such services and without regard to the actual costs incurred by Landlord for such services.

		7.2	Tenant shall pay, at its own cost and expense and
without any cost or expense to Landlord, or reimbursement or contribution by Landlord, directly to the provider of the services, all costs of any kind incurred in connection with the operation, maintenance, repairs, replacements and management of the Premises, including, except as otherwise set forth in Sections 7.5, 18.1, and 20.1, and Articles 22 and 23, or elsewhere in this Lease, (i) reasonable costs directly related to maintenance and repairs to improvements, fixtures and personal property within the Premises, including the roof membranes (but not the roof structure itself), as appropriate to maintain the Premises in commercially reasonable condition (allowing wear and tear consistent with commercially reasonable maintenance and repair standards applicable to comparable buildings), but shall exclude any costs related to defects in design, materials or construction to Landlord's Work to the extent of Landlord's warranties in Article 14; (ii) costs of new improvements and fixtures added to the Premises by Tenant; (iii) costs of utilities furnished to the Premises; (iv) sewer use fees; (v) costs of cable TV when applicable; (vi) costs of trash collection; (vii) costs of cleaning;
(viii) costs of maintenance, repairs and replacements of heating, ventilation, air conditioning, plumbing, electrical and other systems (but excluding costs related to defects in design, materials or construction of such systems to the extent they were included within Landlord's Work to the extent of Landlord's warranties in Article 14);
(ix) costs of security services and devices; (x) costs of building supplies; (xi) insurance premiums pursuant to Section 21.2 and portions of insured losses deductible by reason of insurance policy terms subject to the limitations contained in Section 21.8; (xii) costs of service contracts and services of independent contractors retained to do work of a nature before referenced; (xiii) taxes and assessments pursuant to Sections 13.1 and 13.2; and (xv) costs of compliance with applicable
Laws
(except costs of modifications to Landlord's Work required by something other than a change in Tenant's use or occupancy of the Premises). Notwithstanding anything to the contrary in this Lease, costs incurred by Tenant for replacement of major HVAC components, the parking lot, and the roof (including structural elements and roof membranes) and, except to the extent required as a result of a change in Tenant's use or occupancy of the Premises, costs to construct alterations, additions and/or improvements required by applicable Laws, with a useful life in excess of the balance of the initial term shall be reimbursed to Tenant by Landlord at the time the replacement or improvement is made in the proportion that the remaining useful life during any period of time following the expiration of the initial term bears to the entire useful life of the item; in the event Tenant exercises its option to extend the term, Tenant shall at such time reimburse Landlord for the pro rata portion paid by Landlord for the extension term. By way of example only, if in the tenth
(10th) year of the Lease Term, Tenant is required to replace an HVAC compressor with a useful life of fifteen (15) years and at a cost of Sixty Thousand Dollars ($60,000), then Tenant would be responsible for paying for the replacement and, at the time that Tenant makes such payment, Landlord would be obligated to pay to Tenant in cash Fifty-Two Thousand Dollars ($52,000) (($60,000) x (13/15)). If, in such example, Tenant exercises its option to extend the Lease Term for five (5) years, then at the commencement of the option term, Tenant would be obligated to pay Landlord Twenty Thousand Dollars ($20,000) (($60,000/15) x (5)).

		7.3	Notwithstanding anything herein to the contrary,
Landlord shall pay, at its own cost and expense and without any cost or expense to Tenant, or reimbursement or contribution by Tenant, the costs described in Section 18.1 and any other cost described herein for which Tenant is not responsible.

		7.4	Notwithstanding anything in this Lease to the
contrary, Tenant shall not be responsible, and Landlord shall be responsible, for the payment of the following costs and expenses:

			(a)	costs incurred for the construction, repair,
maintenance or replacement of the Premises or any portion or component thereof, to the extent of (i) proceeds of insurance which Tenant is required to maintain under the Lease or maintains on the Premises (but Tenant shall be responsible for payment of any deductibles and uninsured losses as set forth in Article 21), and (ii) any reimbursement which Landlord receives therefor under any warranties or from any third party;

			(b)	costs incurred for the construction, repair,
maintenance or replacement of the Premises or any portion or component thereof resulting from the active or passive negligence or willful misconduct of Landlord, or its agents, employees, contractors, or invitees, except to the extent of proceeds of insurance which Tenant is required to maintain under this Lease which covers such conduct;

			(c)	costs incurred for the repair, maintenance or
replacement of the foundations, structural walls, floors, including the second floor deck, and roof of the Premises to the extent set forth in
Section 18.1;

			(d)	costs of construction of the Landlord's Work;

			(e)	costs incurred to correct any patent or latent
defects in the design, materials or construction of Landlord's Work to the extent of Landlord's warranties under Article 14;

			(f)	costs, expenses and penalties (including without
limitation attorneys fees) incurred as a result of the use, storage, removal or remediation of any toxic or hazardous substances or other environmental contamination not caused by Tenant;

			(g)	rentals and other payments by Landlord under any
ground lease or other lease underlying the Lease, and interest, principal, points and other fees on debt or amortization of any debt secured in whole or part by all or any portion of the Premises;

			(h)	costs incurred in connection with the financing,
sale or acquisition of the Premises or any portion thereof;

			(i)	costs, expenses, and penalties (including
without limitation attorneys' fees) incurred due to the violation by Landlord of any underlying deed of trust, mortgage or ground lease affecting the Premises or any portion thereof;

			(j)	depreciation on the Premises or any portion
thereof, or any equipment or machinery owned by Landlord;

			(k)	any costs incurred as a result of Landlord's
violation of any statute, ordinance or other source of applicable law, or breach of contract or tort liability to any other party, including without limitation, any unrelated third party, or Landlord's employee(s), contractor(s), subcontractor(s), agent(s) or representative(s);

			(l)	leasing commissions, attorneys' fees and other
costs and expenses incurred in connection with the leasing of the Premises;

			(m)	advertising, marketing, media and promotional
expenditures regarding the Premises and costs of signs in or on the Building identifying the owner, lender or any contractor thereof;

			(n)	costs incurred to comply with the Americans with
Disabilities Act except to the extent otherwise expressly provided herein;

			(o)	costs incurred to comply with Title 24 of the
California Code of Regulations except to the extent otherwise expressly provided herein;

			(p)	costs incurred to comply with any other existing
laws, rules, regulations, codes or permits except to the extent otherwise expressly provided herein;

			(q)	any fees or salaries of the principals of
Landlord;

			(r)	any costs and expenses arising from or related
to breach of Landlord's warranties in Sections 14.4 and 14.5 hereof; and

			(s)	any costs and expense incurred as a result of
conditions existing as of or prior to the Term Commencement Date to the extent of required modifications to Landlord's Work, unless caused by a change in use or occupancy of the Premises by Tenant;.

		7.5	Tenant shall not be responsible for Rent or any other
expenses under this Lease attributable to the time period prior to the Term Commencement Date.

		7.6	The Management Fee for the calendar year in which
Tenant's obligation to pay them commences and in the calendar year in which such obligation ceases shall be prorated. Expenses such as taxes and assessments and insurance which are incurred for an extended time period shall be prorated based upon time periods to which they are applicable so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to pay Rent.

		7.7	In fulfilling its obligations set forth in
Section 7.2 and Article 18, Tenant shall maintain the HVAC system, elevator and other systems in accordance with no less than the minimum standards established by the manufacturer and the minimum standards necessary to maintain any warranties in effect, and Tenant may enter into such maintenance contracts as Tenant determines is reasonably necessary in order to do so. Landlord shall have the right, upon reasonable notice, to inspect and copy any such maintenance contracts, as well as records of maintenance conducted by Tenant or any such service provider.

		7.8	Landlord shall have the right, upon reasonable
notice, to inspect and copy documents showing in reasonable detail the actual expenses paid by Tenant pursuant to Section 7.2 and Article 16 (Utilities and Services) of this Lease. Tenant shall maintain such documents as are reasonably necessary for such purpose for a period of not less than three (3) years.

	8.	Rentable Area.

		8.1	The Rentable Area of the Premises as set forth in
Section 2.1.1 and as referenced within the Work Letter and as may otherwise be referenced within this Lease, is determined by making separate calculations of the Rentable Area of each floor within the Building and totalling the Rentable Area of all floors within the Building (excluding any parking areas). The Rentable Area of a floor is calculated by measuring to the outside finished surface of each permanent outer Building wall where it intersects the floor. The full area calculated as set forth above is included as Rentable Area of the Premises without deduction for (i) columns or projections, (ii) vertical penetrations such as stairs, elevator shafts, flues, pipe shafts, vertical ducts, and the like, and their enclosing walls, (iii) corridors, equipment rooms, rest rooms, entrance ways, elevator lobbies, and the like, and their enclosing walls, or (iv) any other unusable area of any nature.

		8.2	The Rentable Area as set forth in Section 2.1.1 is an
estimate of the area which will upon completion of development of the Building constitute the Rentable Area of the Premises, which shall be adjusted upon Substantial Completion of the Building in accordance with a certification of the Rentable Area from the Project Architect. If either party disputes the certification of the Project Architect, upon Substantial Completion of the Building Shell, the Rentable Area shall be field measured and confirmed by a mutually agreeable architect or civil engineer, which measurement shall be conclusive and binding on Landlord and Tenant. If the Rentable Area as determined hereunder is greater or less than the Rentable Area set forth in Section 2.1.1, Basic Annual
Rent and monthly installments of Basic Annual Rent shall be adjusted upward or downward, as the case may be, based on the actual Rentable
Area of the Premises.

	9.	Security Deposit.

		9.1	Promptly upon execution of this Lease, Tenant shall
deposit with Landlord the sum set forth in Section 2.1.6, which sum shall
be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term and any extension term hereof. If Tenant defaults with respect to any provision of this Lease, including but not limited to any provision relating to the payment of Rent, and subject to any notice requirements and cure periods for Tenant's benefit set forth in Article 24, Landlord may (but shall not be required to) use, apply or retain all or any part of such security deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material default of this Lease. Landlord shall not be required to keep this security deposit separate from its general fund, and Tenant shall not be entitled to interest on such deposit.

		9.2	In the event of bankruptcy or other debtor-creditor
proceeding against Tenant, such security deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

		9.3	Landlord may deliver the funds deposited hereunder by
Tenant to any purchaser of Landlord's interest in the Premises and thereupon Landlord shall be discharged from any further liability with respect thereto. This provisions shall also apply to any subsequent transfers.

		9.4	So long as Tenant is not in material default as of
the Term Commencement Date, the security deposit, or any balance thereof, shall be returned to Tenant upon the Term Commencement Date.

	10.	Use.

		10.1	Tenant may use the Premises for any of those
purposes, and only those purposes, allowed by (i) City of San Jose zoning ordinances in effect from time to time and as applicable to the Premises,
(ii) any other applicable laws, regulations, ordinances, permits and approvals applicable to the Premises, and (iii) all covenants, conditions and restrictions recorded against the Real Property, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without the prior written consent of Landlord. Landlord warrants that, as of the Term Commencement Date, Tenant's intended use of the Premises for manufacture, assembly, distribution and sales of Tenant's products, and for office and other activities related thereto, are permitted uses under applicable zoning ordinances, and, to the best of Landlord's knowledge, under other applicable laws, regulations, ordinances, permits and approvals applicable to the Premises. Landlord represents and warrants that there are no covenants, conditions and restrictions on the Real Property which will interfere with Tenant's intended use of the Premises. Landlord acknowledges that Tenant intends to install numerous antennas on the roof of the Building.

		10.2	Tenant shall use the Premises in compliance with all
federal, state, and local laws, regulations, ordinances, requirements, permits and approvals applicable to the Premises. Tenant shall not use or occupy the Premises in violation of any law or regulation, or the certificate of occupancy issued for the Building, and shall, upon five
(5) days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy.

		10.3	Tenant shall comply with any direction of any
governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon
Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof, including any duty to make structural or capital improvements, alterations, repairs and replacements to the Premises. However, Landlord shall have the obligation to make any such improvements to the Land Improvements or the Building Shell unless required by a government authority because of a change in Tenant's use or occupancy of the Premises. Tenant's obligation to make structural or capital improvements, alterations, repairs and replacements to any portion of the Premises other than the Land Improvements and Building Shell shall not exceed the amortized amount described in the last three sentences of Section 7.2. Both Landlord and Tenant shall have the right to contest any such direction of a governmental authority.

		10.4	Landlord warrants that the work required of Landlord
under the Work Letter shall be in compliance with the Americans with Disabilities Act of 1990 ("ADA") at the time possession is tendered to Tenant. Tenant shall comply with the ADA, and the regulations promulgated thereunder, as amended from time to time. All responsibility for compliance with the ADA relating to the Premises and the activities conducted by Tenant within the Premises shall be exclusively that of Tenant and not of Landlord, including any duty to make structural or capital improvements, alterations, repairs and replacements to the Premises (subject to the limitation set forth in the last three sentences of Section 7.2); however, Landlord shall have the duty to make such structural or capital improvements, alterations, repairs and replacements to the Land Improvements and the Building Shell if the duty to do so under ADA is triggered by something other than a change in Tenant's use or occupancy of the Premises. Any alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with
Article 17 of this Lease; provided, that Landlord's consent to such alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such alterations comply with the provisions of the ADA.

			Nothing in this Lease shall be construed to require either Landlord or Tenant to make structural or capital improvements, alterations, repairs or replacements to comply with ADA unless and until required to do so by order of any government entity or court of law exercising proper jurisdiction with regard thereto, subject to any right to appeal or otherwise contest any such order.

		10.5	Tenant may install signage on the Building to the
extent permitted by, and in conformity with, applicable provisions of any
City of San Jose sign ordinance, any other applicable governmental sign regulation, and any covenants, conditions and restrictions recorded against the Real Property. Tenant acknowledges it is not relying on any representations or warranty of Landlord regarding the number, size or location of any signage. No other sign, advertisement, or notice shall be exhibited, painted or affixed by Tenant on any part of the Premises which is visible from outside the Building, or any part of the exterior of the Building or elsewhere in the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. The expense of design, permits, purchase and installation of any signs shall be the responsibility of Tenant and the cost thereof shall be borne by Tenant. At the termination of the Lease, all signs shall be the property of Tenant and may be removed from the Premises by Tenant, subject to the provisions of Article 30.

 		10.6	No equipment shall be placed at a location within the
Building other than a location designed to carry the load of the equipment. Equipment weighing in excess of floor loading capacity shall not be placed in the Building.

		10.7	Tenant shall not use or allow the Premises to be used
for any unlawful purpose.

	11.	Brokers.

		11.1	Landlord and Tenant represent and warrant one to the
other that there have been no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than The Commercial Property Services Company, the fees of which shall be paid by Landlord, and that to the best of their knowledge, no other real estate broker or agent is or might be entitled to a commission in connection with this Lease. Each shall indemnify, defend, protect, and hold harmless the other from any claim of any other broker as a result of any act or agreement of the indemnitor.

		11.2	Landlord and Tenant each represent and warrant to the
other that no broker or agent has made any representation or warranty relied upon by such party in its decision to enter into this Lease other than as contained in this Lease.

		11.3	The employment of brokers by Landlord is for the
purpose of solicitation of offers of lease from prospective tenants and no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless placed within this Lease. Landlord and Tenant in executing this Lease do so in reliance upon the other's representations and warranties contained within Sections 11.1 and 11.2.

	12.	Holding Over.

		12.1	If, with Landlord's consent, Tenant holds possession
of all or any part of the Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay in accordance with Article 5 the Basic Annual Rent as adjusted from the Term Commencement Date, together with the Management Fee in accordance with Article 7 and other
Additional
Rent as may be payable by Tenant, and such month-to-month tenancy shall be subject to every other term, covenant and condition contained herein.

		12.2	If Tenant remains in possession of all or any portion
of the Premises after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that monthly rental shall be equal to one hundred fifteen percent (115%) of the Basic Annual Rent in effect during the last twelve (12) months of the Lease term.

		12.3	Acceptance by Landlord of Rent after such expiration
or earlier termination shall not result in a renewal or reinstatement of this Lease.

		12.4	The foregoing provisions of this Article 12 are in
addition to and do not affect Landlord's right to re-entry or any other rights of Landlord under Article 24 or elsewhere in this Lease or as otherwise provided by law.

	13.	Taxes and Assessments.

		13.1	Tenant shall pay and discharge as they become due,
promptly and before delinquency, all taxes, assessment, rates, charges, license fees, municipal liens, levies, excises or imposts, whether general or special, or ordinary or extraordinary, of every name, nature, and kind whatsoever, including all governmental charges of whatsoever name, nature, or kind, which may be levied, assessed, charged, or imposed, or may become a lien or charge on the Premises, or any part thereof, or any improvements now or hereafter thereon, or on Landlord by reason of its ownership of the Premises or any part thereof, during the entire term hereof, saving and excepting only those taxes hereinafter in this Lease specifically excepted. Notwithstanding the foregoing, Tenant shall not be in Default for failure to pay any such tax or other payment until ten (10) days after receipt of a written bill or statement therefore from Landlord.

		13.2	Specifically and without in any way limiting the
generality of the foregoing, Tenant shall pay any and all special assessments or levies or charges made by any municipal or political subdivision for local improvements, and shall pay the same in cash as they shall fall due and before they shall become delinquent and as required by the act and proceedings under which any such assessments or levies or charges are made by any municipal or political subdivision.
 If
the right is given to pay either in one sum or in installments, Tenant may elect either mode of payment subject to Landlord's approval. If by making an election to pay in installments, any of the installments shall be payable after the termination of this Lease or any extended term thereof, the unpaid installments shall be prorated as of the date of termination, and amounts payable after said date shall be paid by Landlord without reimbursement from Tenant. All other taxes and charges payable under this Article 13 shall be prorated as of and payable at the commencement and expiration of the term of this Lease, as the case may be. Landlord shall not during the term of this Lease undertake any action to place any special assessments, levies or charges on the Premises without first obtaining the prior written approval of Tenant, other than those due to Landlord's acquisition of the Real Property and construction of the Premises pursuant to the Work Letter, and other than those imposed by the City of San Jose or other government entity over which Landlord has no control. If Landlord does undertake such action without Tenant's approval, Tenant shall not be required to pay or reimburse Landlord for such special assessments, levies or charges sought by such action.

		13.3	Anything in this Article 13 to the contrary
notwithstanding, Tenant shall not be required to pay or reimburse Landlord for any estate, gift, inheritance, succession, franchise, income, excess profits, sales or payroll taxes, or any tax in the nature of a transfer tax arising from the conveyance of the Premises or the recording of a deed of trust or mortgage encumbering the Premises, that may be payable by Landlord or Landlord's legal representative, successors, or assigns.

		13.4	Any and all rebates on account of taxes, rates,
levies, charges or assessments paid or reimbursed by Tenant under the provisions of this Lease shall belong to Tenant, and Landlord will, on the request of Tenant, execute any receipts, assignments, or other acquittances that may be necessary in order to secure the recovery of the rebates, and will pay over to Tenant any rebates that may be received by Landlord.

		13.5	Tenant shall pay before delinquency, without
reimbursement or contribution from Landlord, taxes levied against any fixtures, equipment and personal property in or about the Premises, including any and all personal property installed as part of the work required of Landlord under the Work Letter.

		13.6	If Tenant shall in good faith desire to contest the
validity or amount of any tax, assessment, levy, or other governmental charge herein agreed to be paid or reimbursed by Tenant, Tenant shall be permitted to do so, and to defer the payment of said tax or charge, the validity or amount of which Tenant is so contesting, until final determination of the contest, by giving to Landlord written notice thereof prior to the commencement of any contest, which shall be at least
fifteen (15) days prior to delinquency, and, if requested by Landlord during the last three years of the term, by protecting Landlord on demand
by a good and sufficient surety bond against any tax, levy, assessment, rate or governmental charge, and from any costs, penalties, interest,
liability, or damage arising out of a contest.	Landlord shall not be
required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord. In that case, Landlord shall join in the contest or permit it to be brought in Landlord's name so long as Landlord is not required to bear any costs. Tenant, on final determination of the contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest and penalties incidental to the decision or judgment.

		13.7	If Tenant shall from time to time desire to seek a
reassessment of the Premises for real property tax purposes, Tenant shall be permitted to do so. Landlord shall not be required to join in any such proceeding unless the provisions of any law require that the proceeding to be brought by or in the name of Landlord. In that case, Landlord shall join in the proceeding and permit it to be brought in Landlord's name so long as Landlord is not required to bear any costs.

		13.8	To the extent Tenant fails to make any payment
required by this Article 13 and Landlord does so on Tenant's behalf, Tenant shall reimburse Landlord for the cost thereof pursuant to the provisions of Sections 7.1 and 24.3 of this Lease.




	14.	Condition of Premises.

		14.1	Tenant acknowledges that neither Landlord nor any
agent of Landlord has made any representation or warranty, express or implied, with respect to the condition of the Premises, or to the work required of Landlord under the Work Letter, except as set forth herein, or with respect to their suitability for the conduct of Tenant's business.

		14.2	Upon Substantial Completion of the Premises, Tenant
shall accept the Premises in the condition in which they then exist, and shall waive any right or claim Tenant may have against Landlord for any cause directly or indirectly arising out of the condition or delay in delivery of possession of the Premises, appurtenances thereto, the improvements thereon and the equipment thereof, except for (i) damages in the event of completion delays to the extent of Section 4.4 hereof, (ii) the warranties made by Landlord under Sections 14.4 and 14.5 to the extent thereof, (iii) covenants and representations made by Landlord in
Article 39, (iv) the obligation to deliver the Premises lien-free pursuant to Section 35.4, (v) the completion of punch list items relating to the Building Shell and Land Improvements pursuant to the provisions of the Work Letter, and (vi) any other duties or obligations of Landlord arising under the provisions of this Lease and applicable law. Tenant shall thereafter indemnify, defend, protect and hold Landlord harmless from liability, as provided in Article 20 of the Lease.

		14.3	Tenant's taking possession of the Premises and
acceptance of the Premises shall not constitute a waiver of any claims based upon warranty or defect in regard to design, materials, or construction of Landlord's Work under the Work Letter against the design professional, contractor, materialman, manufacturer, or other responsible party (other than Landlord, whose liability is described in Section 14.4 and 14.5 below), nor for failure of any such party (other than Landlord) to comply with all applicable building code requirements, regulations, laws, rules, orders, ordinances, directions, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, nor for failure to comply with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Landlord hereby assigns to Tenant, and Tenant shall have the benefit of, on a non-exclusive basis, any and all warranties with respect to the design, materials and construction of the work required of
Landlord under the Work Letter which are assignable to Tenant, together with all other rights and claims it may have against any design professional, contractor, materialman, manufacturer, or other responsible party, or from applicable insurance policies. Landlord and Tenant agree to cooperate with regard to the enforcement of all such warranties, rights and claims. Tenant shall comply with whatever maintenance and similar standards are required to maintain any applicable warranties in affect.

		14.4	Landlord warrants to Tenant that Landlord's Work will
be on Substantial Completion built in a good and workmanlike manner and in compliance with the plans and specifications approved under the Work Letter and all applicable building code requirements, laws, rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau.

		14.5	Landlord warrants to Tenant that Landlord's Work will
be on Substantial Completion free of patent and latent defects in design, materials and construction. The warranty given by Landlord in this
Section 14.5 shall terminate one (1) year after the recording of the notice of completion of the Premises, except for any breach claimed by Tenant as long as Tenant has notified Landlord in writing of such claim of breach (identifying the breach in reasonable detail) within such one
(1) year period. The warranty given by Landlord shall be extended to the extent of any warranty given by a design professional, contractor, materialman, manufacturer, or other responsible party which exceeds one
(1) year after the recording of the notice of completion.
Notwithstanding the foregoing, (i) Landlord's warranty with regard to latent defects in the design, materials and construction of the parking areas shall not terminate after one (1) year and shall continue for the entire Lease Term and any extensions hereof, and (ii) Landlord's warranty with regard to defects in the design, materials and construction of the roof membranes shall not terminate after one (1) year, but shall terminate ten (10) years after the recording of the notice of completion of the Premises, except for any breach claimed by Tenant as long as Tenant has notified Landlord in writing of such claim of breach
(identifying the breach in reasonable detail) within such ten (10) year period.

		14.6	Nothing in this Article 14 shall restrict Tenant's
right to pursue remedies against any responsible party other than Landlord. Landlord and Tenant shall cooperate with regard to the repair and replacement of any improvements for which they are responsible from recoveries from any applicable warranty or insurance policy. Any and all warranties set forth in this Article 14 shall survive the expiration or earlier termination of the Lease.

	15.	Parking Facilities.

		15.1	Tenant acknowledges that any exterior areas used for
Tenant's equipment, equipment enclosures, trash enclosures, mechanical systems, and the like will reduce available parking.

		15.2	Tenant shall not place any equipment, storage
containers or any other property on the surface parking area except in accordance with the plans and specification approved pursuant to the Work
Letter or as otherwise approved by Landlord, which approval shall not be unreasonably withheld.

	16.	Utilities and Services.

		16.1	Tenant shall pay directly to the provider, prior to
delinquency, for all water, gas, electricity, telephone, sewer, and other utilities which may be furnished to the Premises during the term of this Lease, together with any taxes thereon. The cost of installing all utility meters shall be paid by Tenant.

		16.2	Landlord shall not be liable for, nor shall any
eviction of Tenant result from, any failure of any such utility or service, provided such failure is not due to the gross negligence or willful misconduct of Landlord, and in the event of such failure Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease, and Tenant waives any right to terminate this Lease on account thereof.

	17.	Alterations.

		17.1	Tenant shall make no alterations, additions or
improvements (hereinafter in this article, "improvements") in or to the Premises, other than interior non-structural improvements the cost of which does not exceed $50,000, without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall deliver to Landlord final plans and specifications and working drawings for the improvements to Landlord, and Landlord shall have fifteen (15) days thereafter to grant or withhold its consent. If Landlord does not notify
Tenant of its decision within the fifteen (15) days, Landlord shall be deemed to have given its approval.

		17.2	If a permit is required to construct the
improvements, Tenant shall deliver a completed, signed-off inspection card to Landlord within ten (10) days of completion of the improvements, and shall promptly thereafter obtain and record a notice of completion and deliver a copy thereof to Landlord.

		17.3	The improvements shall be constructed only by
licensed contractors approved by Landlord, which approval shall not be unreasonably withheld. Any such contractor must have in force a general liability insurance policy with commercially reasonable limits, which policy of insurance shall name Landlord as an additional insured.
Tenant
shall provide Landlord with a copy of the contract with the contractor prior to the commencement of construction.

		17.4	Tenant agrees that any work by Tenant shall be
accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times except when minimally necessary for building reconfiguration work.

		17.5	Tenant covenants and agrees that all work done by
Tenant shall be performed in compliance with all laws, rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with "as-built" plans showing any change in the Premises within thirty (30) days after completion.

		17.6	Landlord shall make no improvements in or to the
Premises without Tenant's prior written consent, and the provisions of this article shall apply to improvements undertaken by Landlord to the same extent as they apply to improvements undertaken by Tenant.

	18.	Repairs and Maintenance.

		18.1	Landlord shall, throughout the term of this Lease, at
its own cost and expense, and without any cost or expense to Tenant, keep and maintain in good condition and repair the structural components, but not the surface finishes or cosmetic improvements, of (i) the foundations, (ii) structural walls (including responsibility for the watertight integrity of the exterior glazing and framing system), (ii) floors, including the second floor deck, and (iii) structural roof (but excluding the roof membranes) of the Premises (subject to wear and tear consistent with commercially reasonable maintenance and repair standards applicable to comparable buildings). However, Tenant shall take all reasonable precautions to insure that, in accordance with Section 10.6, the second floor deck is not over-loaded with improvements, fixtures or equipment. In addition, Landlord shall, at its own cost and expense, and without any cost or expense to Tenant, promptly repair any patent or latent defects in the design, materials or construction of the work required of Landlord under the Work Letter to the extent of Landlord's warranties in Section 14.4 and 14.5 hereof.

		18.2	Except as otherwise set forth in Sections 18.1 and
elsewhere in this Lease, including without limitation Articles 7, 21, 22 and 23, throughout the term of this Lease, at its own cost and expense, and without any cost or expense to Landlord, Tenant shall keep and maintain in good, sanitary and neat order, condition, and repair, the Premises and every part thereof (subject to wear and tear consistent with commercially reasonable maintenance and repair standards applicable to comparable buildings), including all improvements, fixtures, equipment and personal property, and all appurtenances thereto, including but not limited to water, gas and electrical distribution systems and facilities, all signs, both illuminated and non-illuminated that are now or hereafter on the Premises, and exterior sidewalks, parking areas, curbs, internal roads, driveways, lighting standards, landscaping, sewers, and drainage facilities.

		18.3	If Landlord fails to make any repairs required of
Landlord under this Article 18, and such failure unreasonably interferes with Tenant's use or occupancy of the Premises and continues for more than fifteen (15) days after written notice from Tenant to Landlord demanding performance by Landlord, Tenant may, without waiving or releasing Landlord from any obligation therefore, make such repairs on behalf of Landlord. However, Tenant may not deduct the cost thereof from, or set off the cost against, Basic Annual Rent except in accordance with the provisions of Article 26. Tenant waives Civil Code Sections 1941 and 1942 relating to a landlord's duty to maintain the Premises in a tenantable condition, and under said sections or under any law, statute or ordinance now or hereafter in effect to make repairs at Landlord's expense, so that the parties' rights and obligations regarding repairs and maintenance shall be governed by this Article 18, Article 26, and other applicable provisions of this Lease.

		18.4	There shall be no abatement of Rent and no liability
of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, or in or to improvements, fixtures, equipment and personal property therein, provided that Landlord makes commercially reasonable efforts to comply with its repair and replacement obligations under this Article 18 at such times and in such manner as do not unreasonably interfere with Tenant's use or occupancy of the Premises. If repairs or replacements become necessary which by the terms of this Lease are the responsibility of Tenant and Tenant fails to make the repairs or replacements, Landlord may do so pursuant to the provisions of Section 24.3 of this Lease.



	19.	Liens.

		19.1	Tenant shall keep the Premises and every part thereof
free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's lien filed against the Premises for work claimed to have been done directly for, or materials claimed to have been furnished to, Tenant, will be discharged by Tenant, by bond or otherwise, within thirty
(30) days after the filing thereof (or within ten (10) days after the filing thereof if requested by Landlord as necessary to facilitate a pending sale or refinancing), at the cost and expense of Tenant.

		19.2	Should Tenant fail to discharge any lien of the
nature described in Section 19.1, Landlord may at Landlord's election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent.

		19.3	In the event Tenant shall lease or finance the
acquisition of office equipment, furnishings, or other personal property utilized by Tenant in the operation of Tenant's business, should any holder of a security agreement executed by Tenant record or place of record a financing statement which appears to constitute a lien against any interest of Landlord, Tenant shall upon request of Landlord (i) cause copies of the security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord's being in a position to show such lien is not applicable to any interest of Landlord, and (ii) cause the holder of the security interest to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Premises. Nothing herein shall be deemed to imply any security interest in favor of Landlord in any fixtures or personal property owned by Tenant, or that Tenant may not grant security interests in its property to others. Upon request of Tenant, Landlord shall execute documents in a form reasonably acceptable to Tenant to evidence Landlord's waiver of any right, title, lien or interest in any fixtures or personal property owned by Tenant which Tenant has the right to remove.

	20.	Indemnification and Exculpation.

		20.1	Except to the extent of Landlord's indemnity
obligations set forth in Sections 20.2 and 21.6 and other applicable provisions of the Lease, Tenant agrees to indemnify Landlord, and its partners and affiliates, and their respective shareholders, directors, officers, agents, contractors (and their subcontractors) and employees (collectively, "Landlord's Agents") against, and to protect, defend, and save them harmless from, all demands, claims, causes of action, liabilities, losses and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), for death of or injury to person or damage to property arising out of (i) any occurrence in, upon or about the Premises during the term of this Lease to the extent of proceeds of insurance required to be maintained by Tenant under this Lease and applicable deductibles,
(ii) Tenant's use, occupancy, repairs, maintenance, and improvements of the Premises and all improvements, fixtures, equipment and personal property thereon, and (iii) any act or omission of Tenant, its shareholders, directors, officers, agents, employees, servants, contractors (and their subcontractors), invitees and subtenants. Tenant's obligation under this Section 20.1 shall survive the expiration or earlier termination of the term of this Lease.

		20.2	Landlord agrees to indemnify Tenant, and its partners
and affiliates, and their respective shareholders, directors, officers, agents, contractors (and their subcontractors) and employees
(collectively, "Tenant's Agents") against, and to protect, defend, and save them harmless from, all demands, claims, causes of action, liabilities, losses and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), for death of or injury to person or damage to property by Landlord and arising out of (i) any occurrence in, upon or about the Premises during the term of this Lease to the extent caused by the willful misconduct or gross negligence of Landlord or Landlord's Agents,
(ii) Landlord's repairs, maintenance, and improvements of the Premises, and (iii) any act or omission of Landlord or Landlord's Agents
(including
servants, contractors and their subcontractors and invitees).
Landlord's
obligation under this Section 20.2 shall survive the expiration or earlier termination of the term of this Lease.

		20.3	Notwithstanding any provision of Sections 20.1 and
20.2 to the contrary, Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to any fixtures, goods, inventory, merchandise, equipment, records, research, experiments, computer hardware and software, leasehold improvements, and other personal property of any nature whatsoever (including any personal property installed as part of the work required of Landlord under the Work Letter), and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage, unless caused by Landlord's or Landlord's Agents' willful misconduct or gross negligence.

		20.4	The indemnity obligations of both Landlord and Tenant
under this Section 20 shall be satisfied to the extent of proceeds of applicable insurance maintained by Tenant to the extent thereof, and thereafter to proceeds of any applicable insurance maintained by Landlord; Landlord and Tenant shall be required to satisfy any such obligation only to the extent it is not satisfied by proceeds of applicable insurance as set forth above.

		20.5	Security devices and services, if any, while intended
to deter crime may not in given instances prevent theft or other criminal acts and it is agreed that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

	21.	Insurance - Waiver of Subrogation.

		21.1	Commencing prior to Tenant's first entry onto the
Premises for purposes of constructing Tenant's Improvements, and continuing at all times during the term of this Lease, Tenant shall maintain, at Tenant's expense and without any cost or expense to Landlord, or any reimbursement or contribution by Landlord, commercial general liability insurance, on an occurrence basis (or on a claims made basis as long as Tenant makes adequate arrangements for claims made after the expiration of the term or earlier termination of the Lease for occurrences during the term of the Lease), insuring Tenant and Tenant's agents, employees and independent contractors against all bodily injury, property damage, personal injury and other covered loss arising out of the use, occupancy, improvement and maintenance of the Premises and the business operated by Tenant, or any other occupant, on the Premises.
Such insurance shall have a minimum combined single limit of liability per occurrence of not less than $3,000,000.00 and a general aggregate limit of $3,000,000.00. Such insurance shall: (i) name Landlord, and Landlord's lenders if required by such lenders, and any management company retained to manage the Premises if requested by Landlord, as additional insureds; (ii) include a broad form contractual liability endorsement insuring Tenant's indemnity obligations under Section 20.1;
(iii) include boiler and machinery liability endorsement, and a products completed operations coverage endorsement; (iv) provide that it is primary coverage and noncontributing with any insurance maintained by Landlord or Landlord's lenders, which shall be excess insurance with respect only to losses arising out of Tenant's negligence; and
(v) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds.

		21.2	At all times during the term of this Lease, Tenant
shall also maintain "all risk" insurance, including, but not limited to, coverage against loss or damage by fire, flood, vandalism, and malicious mischief covering the Premises and all improvements and fixtures therein, whether owned by Landlord or Tenant, and all other improvements and fixtures that may be constructed or installed on the Premises, in an amount equal to one hundred percent (100%) of the full replacement value thereof, subject to commercially reasonable premiums and deductibles.
The parties acknowledge that Landlord's investment in the Premises is limited to the Real Property, Land Improvements and Building Shell only and that Tenant, with its own funds, will construct Tenant's
Improvements
and all other improvements in the Building other than the Building
Shell.
 Landlord and Tenant desire that neither Landlord, any lender of Landlord, nor any other person or entity have any interest in any insurance proceeds attributable to Tenant's Improvements and/or any other improvements constructed by Tenant at its sole cost and that Tenant have exclusive control over any such proceeds (subject to any obligation of Tenant to use proceeds for repairs and reconstruction as set forth herein). To this end, Tenant shall have the right to satisfy its obligations under this section 21.2 by insuring the Land Improvements and
Building Shell and all other building improvement under one policy of insurance or separately under one or more policies and such policy or policies shall provide that neither Landlord, any Lender of Landlord, nor any other person or entity shall have any interest in, or have the right to exercise any control over, any insurance proceeds attributable to any improvements other than the Land Improvements and the Building Shell and any other improvements constructed by Landlord at its sole cost (subject to any obligation of Tenant to use proceeds for repairs and reconstruction as set forth herein). In addition, Tenant shall maintain, to the extent it is reasonably available, earthquake insurance, covering such losses and subject to premiums and deductibles as are commercially reasonable and comparable to such insurance covering similar buildings in the San Jose area. If any boilers or other pressure vessels or systems are installed on the Premises, Tenant shall maintain boiler and machinery insurance in an amount equal to one hundred percent (100%) of the full replacement value thereof, subject to commercially reasonable deductibles. The insurance described in this Section 21.2 shall:
(i) with regard to the policy insuring the Land Improvements and Building
Shell only (or, if only one policy insures the Land Improvements, Building Shell and all other elements of the Building, including, without limitation, Tenant's Improvements, then with regard to the portion of the policy insuring the Land Improvements and Building Shell or any proceeds payable on account thereof), name Landlord and Landlord's lenders as additional insureds; (ii) with regard to the policy insuring the Land Improvements and Building Shell only (or, if only one policy insures the Land Improvements, Building Shell and all other elements of the Building, including, without limitation, Tenant's Improvements, then with regard to the portion of the policy insuring the Land Improvements and Building Shell or any proceeds payable on account thereof), contain a Lender's
Loss Payable Form (Form 438 BFU or equivalent) in favor of Landlord's lenders and name Landlord, or Landlord's lender if required by such lender, as the loss payee (subject to the obligation to use proceeds for repairs and reconstruction as set forth herein); (iii) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds; (iv) include a building ordinance endorsement, an agreed amount endorsement and an inflation endorsement; and (v) provide that it is noncontributing with any insurance maintained by Landlord, and shall be excess insurance to that maintained by Landlord. The full replacement value of the Building, improvements and fixtures insured thereunder shall be determined by the company issuing the insurance policy and shall be redetermined by said company within twelve (12) months after completion of any material alterations or improvements to the Premises and otherwise at intervals of not more than three (3) years.
 Tenant shall increase the amount of the insurance carried pursuant to this Section 21.2 to the amount so redetermined. The proceeds of the insurance described in this Section shall be used for the repair, replacement and restoration of the Premises and other improvements and fixtures insured thereunder, as further provided in Article 22;
provided,
however, if this Lease is terminated after damage or destruction, all proceeds of the insurance policy or policies related to such damage or destruction, and the right to collect such proceeds, shall be allocated as follows: (i) Landlord shall be entitled to all proceeds allocable to the Building Shell and Land Improvements, and (ii) (a) if Landlord terminates the Lease, Tenant shall be entitled to all proceeds attributable to Tenant's Improvements and any alterations, additions, and/or improvements subsequently made by Tenant, and (b) if Tenant terminates the Lease, Tenant shall be entitled to the proceeds attributable to Tenant's Improvements and any alterations, additions, and/or improvements subsequently made by Tenant to the extent of the unamortized value of Tenant's Improvements, alterations, additions and/or improvements based upon the cost to construct the same and an amortization period equal to the initial Lease Term. Any deed of trust affecting the Premises and all loan documentation relating thereto shall provide that all insurance proceeds shall be used for the repair and reconstruction of the Premises pursuant to the terms hereof, and shall not conflict with the provisions of this Lease concerning the disposition of insurance proceeds.

		21.3	At all times during the term of this Lease, Tenant
shall maintain workers' compensation insurance in accordance with California law and employers' liability insurance with a limit of not less than that required by California law.

		21.4	All of the policies of insurance referred to in this
Article 21 shall be written by companies authorized to do business in California and rated A+VII or better in Best's Insurance Guide, except as otherwise reasonably approved by Landlord. Each insurer referred to in this Article 21 shall agree, by endorsement on the applicable policy or by independent instrument furnished to Landlord, that it will give
Landlord, and Landlord's lenders if required by such lenders, at least ten (10) days' prior written notice by registered mail before the applicable policy shall be cancelled for non-payment of premium, and thirty (30) days' prior written notice by registered mail before the applicable policy shall be cancelled or altered in coverage, scope, amount or other material term for any other reason (although any failure of an insurer to give notice as provided herein shall not be a breach of this Lease by Tenant). Except as otherwise provided in this Lease, Tenant shall pay all of the premiums for such insurance and all deductible amounts provided for thereunder. No policy shall provide for a deductible amount in excess of that which is commercially reasonable, unless approved in advance in writing by Landlord, which approval shall not be unreasonably withheld. Tenant shall deliver to Landlord, and to Landlord's lenders if required by such lenders, copies of the insurance policies, certified by the insurer, or certificates evidencing such insurance policies, issued by the insurer, together with evidence of payment of the required premiums, prior to the required date for commencement of such coverage. At least thirty (30) days prior to expiration of any such policy, Tenant shall deliver to Landlord, and Landlord's lenders if required by such lenders, a certificate evidencing renewal, or a certified copy of a new policy or certificate evidencing the same, together with evidence of payment of the required premiums.
If
Tenant fails to provide to Landlord any such policy or certificate by the required date for commencement of coverage, or within fifteen (15) days prior to expiration of any policy, or to pay the premiums therefor when required, Landlord shall have the right, but not the obligation, to procure said insurance and pay the premiums therefor. Any premiums paid by Landlord shall be repaid by Tenant to Landlord with the next due installment of rent, and failure to repay the same shall have the same consequences as failure to pay any installment of Rent.

		21.5	Tenant may provide the property insurance only
required under this Article 21 pursuant to a so-called blanket policy or policies of property insurance maintained by Tenant; provided, however, that the amount and type of coverage afforded to the Landlord shall not be reduced or adversely affected from that which would exist under a separate policy or policies meeting all of the requirements of this Lease by reason of the use of a blanket policy of property insurance, and provided further that the requirements of this Article 21 are otherwise satisfied.

		21.6	Landlord and Tenant each hereby waive any and all
rights of recovery against the other or against the officers, directors, partners, employees, agents, subtenants, contractors and representatives of the other, on account of loss or damage to property occasioned to such waiving party or its property or the property of others under its control, to the extent that such loss or damage is caused by or results from risks insured against under any insurance policy which insures such waiving party at the time of such loss or damage (or which would have been insured against under a policy of insurance required to be carried by such waiving party under this Lease had such waiving party carried such insurance), which waiver shall continue in effect as long as the parties' respective insurers permit such waiver under the terms of their respective insurance policies or otherwise in writing. Any termination of such waiver shall be by written notice as hereinafter set forth.
Prior to obtaining policies of insurance required or permitted under this
Lease, Tenant shall give notice to the insurers that the foregoing mutual waiver is contained in this Lease, and each party shall use its best efforts to cause such insurer to approve such waiver in writing and to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party. If such written approval of such waiver of subrogation cannot be obtained from any insurer or is obtainable only upon payment of an additional premium which the party seeking to obtain the policy reasonably determines to be commercially unreasonable, the party seeking to obtain such policy shall notify the other thereof, and the latter shall have twenty (20) days thereafter to either: (i) identify other insurance companies reasonably satisfactory to the other party that will provide the written approval and waiver of subrogation; or (ii) agree to pay such additional premium. If neither (i) nor (ii) are done, the mutual waiver set forth above shall not be operative, and the party seeking to obtain the policy shall be relieved of the obligation to obtain the insurer's written approval and waiver of subrogation with respect to such policy during such time as such policy is not obtainable or is obtainable only upon payment of a commercially unreasonable additional premium as described above. If such policies shall at any subsequent time be obtainable or obtainable upon payment of a commercially reasonable additional premium, neither party shall be subsequently liable for failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.9, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

		21.7	Any property management firm retained by Landlord to
manage the Premises shall be required to maintain commercial general liability insurance with such limits of liability as are commercially reasonable naming Tenant as an additional insured.

		21.8	It is understood and agreed that insurance policies
required under this Article 21 may be blanket policies covering other locations operated by Landlord or Tenant, or by their affiliates or subsidiaries, subject to the reasonable approval of the other party.

		21.9	Notwithstanding anything in this Section 21 or 22 to
the contrary, in the event damages attributable to uninsured losses and deductibles relating to earthquake and flood losses exceed twenty percent
(20%) of the replacement cost of the Premises, either Landlord or Tenant may terminate this Lease in the manner and within the time periods set forth in Article 22. In the event damages attributable to uninsured losses and deductibles relating to earthquake and flood losses do not exceed twenty percent (20%) of the value of the Premises, or if they do and neither party elects to terminate this Lease, Tenant shall pay for one-seventeenth (1/17th) of fifty percent (50%) of the loss or deductible for each year remaining in the initial term and first extension period, and Landlord shall pay the balance. Tenant shall not be required to pay any deductible amount under any policy of insurance if either Landlord or
Tenant terminate this Lease in accordance with its terms.

	22.	Damage or Destruction.

		22.1	In the event of damage to or destruction of all or
any portion of the Premises or the improvements and fixtures thereon (collectively in this Article 22, "improvements") arising from a risk covered by the insurance described in Section 21.2, Landlord shall, with the use of the insurance proceeds and any deductibles payable by Tenant, and within a reasonable time, commence and proceed diligently to repair, reconstruct and restore (collectively in this Article 22, "restore" or "restoration") such improvements to substantially the same condition as they were in immediately prior to the casualty, whether or not the insurance proceeds and deductibles are sufficient to cover the actual cost of restoration, and this Lease shall continue in full force and effect notwithstanding such damage or destruction. Subject to the limitations and rights set forth in Section 21.8 hereof, Landlord shall contribute any amounts necessary to restore the Land Improvements and Building Shell in excess of the proceeds of insurance attributable thereto and applicable deductibles, and Tenant shall contribute any amounts necessary to restore Tenant's Improvements in excess of the proceeds of insurance attributable thereto together with any applicable deductibles.

		22.2	In the event of damage to or destruction of all or
any portion of the improvements arising from a risk which is not covered by the insurance described in Section 21.2, Landlord may elect to restore the improvements, and this Lease shall continue in full force and effect.
 Landlord shall give Tenant written notice of its election to restore the improvements within sixty (60) days after the damage or destruction occurs, and shall, at its expense and within a reasonable period of time thereafter, commence and proceed diligently to restore the improvements to substantially the same condition as they were in immediately prior to the casualty. If Landlord does not elect to restore the improvements within such 60-day period, then this Lease shall terminate unless Tenant delivers to Landlord written notice of its election to continue this Lease within thirty (30) days thereafter. If Tenant elects to continue this Lease, Tenant shall, at its expense and within a reasonable period of time, commence and proceed diligently to restore the improvements to substantially the same condition as they were in immediately prior to the casualty, and this Lease shall continue in full force and effect notwithstanding such damage or destruction. Notwithstanding anything to the contrary in this Section 22.2, the rights and obligations of Landlord and Tenant under this Section 22.2 shall be subject to the terms and conditions of Section 21.8.

		22.3	Notwithstanding anything in Section 22.1 or 22.2 to
the contrary, if, in the opinion of an independent architect selected by Landlord and Tenant, the damage or destruction is so substantial that it cannot be corrected within eight (8) months of the date of damage, Tenant may elect to terminate this Lease by delivering to Landlord written notice of its election to terminate within thirty (30) days after the damage or destruction.

		22.4	In the event the Lease is terminated in accordance
with the forgoing provisions, (i) Tenant shall surrender possession of the Premises within a reasonable period of time, (ii) this Lease shall terminate as of the date possession of the Premises is surrendered,
(iii) insurance proceeds shall be distributed in accordance with the provisions of Section 21.2, and (iv) the parties shall be released from all obligations arising under this Lease after such termination date.

		22.5	In satisfying any restoration obligations under this
Article 22, neither party shall be required to restore improvements with improvements identical to those which were damaged or destroyed; rather, with the consent of the other party, which consent will not be unreasonably withheld, the restoring party may restore the damage or destruction with improvements reasonably equivalent to those damaged or destroyed. In no event shall Tenant be required to restore its own trade fixtures or equipment.

		22.6	In the event of damage, destruction and/or
restoration as herein provided, there shall be no abatement of Rent, and Tenant shall not be entitled to any compensation or damages occasioned by any such damage, destruction or restoration.

		22.7	Notwithstanding anything to the contrary contained in
this Lease, if the damage or destruction occurs during the last year of the term or any extended term of this Lease, Tenant shall not be required to repair the damage or destruction so long as it tenders to Landlord the insurance proceeds and applicable deductibles for restoration which would otherwise been required under this Article 22.

		22.8	The provisions of Article 17 shall apply to any
restoration work under this Article as if the restoration was an alteration, addition or improvement thereunder.

		22.9	Tenant waives the provisions of Civil Code
Section 1932(2) and 1933(4) or any similar statute now existing or hereafter adopted governing destruction of the Premises, so that the parties' rights and obligations in the event of damage or destruction shall be governed by the provisions of this Lease.

	23.	Eminent Domain.

		23.1	In the event the whole of the Premises shall be taken
for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority. The condemnation proceeds shall be reasonably allocated to Tenant to the extent of its trade fixtures, the value of any improvements (as that term is referred to in Article 17, including, without limitation, Tenant's Improvements constructed by Tenant pursuant to the Work Letter) which Tenant has the right to remove from the Premises, the unamortized value allocable to the remainder of the term of this Lease of any improvements (as that term is referred to in Article 17 hereof, including, without limitation, Tenant's
Improvements constructed by Tenant pursuant to the Work Letter) installed at Tenant's expense which are not removable, good will, and moving expenses, and Landlord shall be entitled to any condemnation proceed attributable to the Real Property, the Land Improvements, the Building
Shell, the value of any improvements not allocated to Tenant above, and any severance damages.

		23.2	In the event of a partial taking of the Premises for
any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then Tenant may elect to terminate this Lease if such taking is of material detriment to, and substantially interferes with, Tenant's use and occupancy of, and conduct of its business from, the Premises, including but not limited to materially affecting Tenant's parking or Tenant's ingress and egress from the Premises, unless Landlord provides reasonable alternatives thereto acceptable to Tenant. In no event shall this Lease be terminated when such a partial taking does not have a material adverse effect upon Landlord or Tenant or both. Termination pursuant to this section shall be effective as of the date possession is required to be surrendered to said authority. In the event of a partial taking and whether or not Tenant terminates this Lease, Tenant and Landlord shall be entitled to those condemnation proceeds attributable to those items for which they are entitled to compensation pursuant to Section 23.1 (excluding moving expenses).

		23.3	If upon any taking of the nature described in this
Article 23 this Lease continues in effect, then Landlord shall promptly proceed to restore the remaining portion of the Premises, and all improvements and fixtures located thereon, to substantially their same condition prior to such partial taking. Landlord shall contribute any amount necessary for restoration of Landlord's Work described in the Work
Letter in excess of the condemnation proceeds awarded for such purpose, and Tenant shall contribute any amount necessary for restoration of Tenant's Improvement Work described in the Work Letter in excess of the condemnation proceeds awarded for such purposes. Basic Annual Rent shall be abated proportionately on the basis of the rental value of the Premises, including improvements and fixtures, as restored after such taking compared to the rental value of the Premises prior to such taking.

		23.4	The provisions of Article 17 shall apply to any
restoration work under this Article as if the restoration was an alteration, addition or improvement thereunder.

	24.	Defaults and Remedies.

		24.1	Late payment by Tenant to Landlord of Rent and other
sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within fifteen (15) days of the date such payment is due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid within thirty (30) days of the date such payment is due shall bear interest from thirty (30) days after the date due until paid at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate permitted by law.

		24.2	No payment by Tenant or receipt by Landlord of a
lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

		24.3	If Tenant fails to pay any sum of money (other than
Basic Annual Rent) required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided, that such failure by Tenant continued for fifteen (15) days after written notice from Landlord demanding performance by Tenant was delivered to Tenant, or that such failure by Tenant unreasonably interfered with the use or efficient operation of the Premises, or resulted or could have resulted in a violation of law or the cancellation
of an insurance policy maintained by Landlord. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to ten percent
(10%)
per annum or highest rate permitted by law, whichever is less, shall be payable to Landlord on demand as Additional Rent.

		24.4	The occurrence of any one or more of the following
events shall constitute a "Default" hereunder by Tenant:

			(a)	The failure by Tenant to make any payment of
Rent, as and when due, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant.
Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;

			(b)	The failure by Tenant to observe or perform any
material obligation other than described in Section 24.4(a) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure the default, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;

			(c)	Tenant makes an assignment for the benefit of
creditors;

			(d)	A receiver, trustee or custodian is appointed
to, or does, take title, possession or control of all, or substantially all, of Tenant's assets;

			(e)	An order for relief is entered against Tenant
pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

			(f)	Any involuntary petition is filed against the
Tenant under any chapter of the Bankruptcy Code and is not dismissed within ninety (90) days; or

			(g)	Tenant's interest in this Lease is attached,
executed upon, or otherwise judicially seized and such action is not released within ninety (90) days of the action.

			Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice, and in no event shall a forfeiture or termination occur without such written notice.

		24.5	In the event of a Default by Tenant, and at any time
thereafter while such Default is continuing, and without limiting
Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the immediate right to re-enter and remove all persons and property by any lawful means, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby, subject to the rights of personal property lessors or secured parties with validly granted and duly perfected ownership or security interests in any such property. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

			(a)	The worth at the time of award of any unpaid
Rent which had been earned at the time of such termination; plus

			(b)	The worth at the time of award of the amount by
which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

			(c)	The worth at the time of award of the amount by
which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

			(d)	Any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom; plus

			(e)	At Landlord's election, such other amounts in
addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

			As used in Subsections (a), (b) and (c), the "time of award" shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determined. As used in Subsections (a) and
(b), the "worth at the time of award" shall be computed by allowing interest at the rate specified in Section 24.1. As used in Subsection
(c) above, the "worth at the time of award" shall be computed by taking the present value of such amount using the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point.

			Nothing in this Section 24.4 is intended to increase or enlarge the damages recoverable by Landlord under Section 1951.2 of the Civil Code, as same may be amended from time to time.

		24.6	If Landlord does not elect to terminate this Lease as
provided in Section 24.5 or otherwise terminate Tenant's right to possession of the Premises, Landlord shall have the remedy described in
Section 1951.4 of the Civil Code. Landlord may continue the lease in effect for so long as Landlord does not terminate Tenant's right to possession of the Premises, and may enforce all of its rights and remedies under the Lease, including the right from time to time to recover Rent as it becomes due under the Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

		24.7	Notwithstanding anything herein to the contrary,
Landlord's reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease, shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease or terminates Tenant's right to possession of the Premises, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder, including, without limitation, the right to recover from Tenant as they become due hereunder all Rent and other charges required to be paid by Tenant under the terms of this Lease.

		24.8	All rights, options, and remedies of Landlord
contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or by any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

		24.9	Termination of this Lease or Tenant's right to
possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date of Lease termination or (ii) the date possession of Premises is surrendered or taken by Landlord.

		24.10	Landlord shall not be in default unless Landlord
fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by
Tenant specifying wherein Landlord has failed to perform such obligation;
provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

		24.11	In the event of any default on the part of Landlord,
Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises whose address shall have been furnished and shall offer such beneficiary and/or mortgagee a reasonable opportunity to cure the default.

	25.	Assignment or Subletting.

		25.1	Except as hereinafter provided, Tenant shall not,
either voluntarily or by operation of law, sell, hypothecate or transfer this Lease, or sublet the Premises or any part thereof, or permit or suffer the Premises or any part thereof to be used or occupied as work space, storage space, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.

		25.2	If Tenant desires to sublet all or any part of the
Premises, or to assign this Lease, to any entity into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantially all of the assets of Tenant, or to a parent, subsidiary, or other affiliate of Tenant, provided that the subtenant or assignee first executes, acknowledges and delivers to Landlord an agreement whereby the subtenant or assignee agrees to be bound by all of the covenants and agreements in this Lease to the extent relating to the unexpired term of the Lease and, in the event of a sublease, the portion of the Premises so sublet, then Landlord upon receipt thereof will consent to the sublease or assignment.

		25.3	In the event Tenant desires to assign, sublease,
hypothecate or otherwise transfer this Lease or sublet the Premises to an assignee other than one set forth in Section 25.2, then at least fifteen
(15) days, but not more than ninety (90) days, prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice") which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references and financial statements) concerning the reputation and financial ability of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require.

		25.4	Landlord in making its determination as to whether
consent should be given to a proposed assignment or sublease, may give consideration to the reputation of a proposed successor, the financial strength of such successor (notwithstanding the assignor remaining liable for Tenant's performance), and any use which such successor proposes to make of the Premises. If Landlord fails to deliver written notice of its determination to Tenant within fifteen (15) days following receipt of the
Assignment Notice and the information required under Section 25.3, Landlord shall be deemed to have approved the request. In no event shall
Landlord be deemed to be unreasonable for declining to consent to a transfer to a successor of poor reputation, lacking financial qualification, seeking a change in use which would involve the generation, storage, use, treatment or disposal of Hazardous Materials in any manner for a purpose prohibited by any applicable Law, so long as Landlord is reasonable in making its determination based on such factors.
 As a condition to any assignment or sublease to which Landlord has given consent, any such assignee or sublessee must execute, acknowledge and deliver to Landlord an agreement whereby the assignee or sublessee agrees to be bound by all of the covenants and agreements in this Lease to the extent relating to the unexpired term of the Lease and, in the event of a sublease, the portion of the Premises so sublet.

		25.5	Any sale, assignment, hypothecation or transfer of
this Lease or subletting of Premises that is not in compliance with the provisions of this Article 25 shall be void.

		25.6	The consent by Landlord to an assignment or
subletting shall not relieve Tenant or any assignee of this Lease or sublessee of the Premises from obtaining the consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or sublessee of Tenant from full and primary liability.

		25.7	If Tenant shall sublet the Premises or any part
thereof Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises and Landlord as assignee, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of a Default in the payment of Basic Annual Rent by Tenant, Tenant shall have the right to collect such rent.

		25.8	Notwithstanding any subletting or assignment  Tenant
shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by
Tenant. The acceptance of rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting or assignment of the Premises. Landlord shall not unreasonably withhold consent to an assignment back to the original
Tenant hereunder from a subsequent assignee.

		25.9	Any sublease of the Premises shall be subject and
subordinate to the provisions of this Lease, shall not extend beyond the term of this Lease, and shall provide that the sublessee shall attorn to Landlord, at Landlord's sole option, in the event of the termination of this Lease. Landlord and any lender shall upon Tenant's request provide any subtenant of the entirety of the Premises with a recognition and nondisturbance agreement in the form set forth in Article 35 hereof on the condition that the sublessee agrees to attorn to Landlord on exactly the same terms and conditions as this Lease.

	26.	Arbitration - Attorney's Fees.

		26.1	In the event Tenant claims a breach of this Lease by
Landlord, Tenant may demand arbitration of the claim before a panel of three arbitrators, one appointed by Tenant, one appointed by Landlord, and the third selected by the two arbitrators so appointed. In the event arbitration is demanded by Tenant, Landlord may, but shall not be required to, include in the arbitration any other claims or disputes arising from or related to this Lease. The arbitrators shall be instructed to conclude the arbitration within ninety (90) days of the time the claim is submitted to arbitration. Notwithstanding the provisions of Section 5.3, Tenant may deduct from or set off against Rent the amount of any final award of the arbitrators in favor of Tenant, even if the award is appealed by Landlord (but subject to Landlord's right to collect the amount deducted or set off in the event the appeal is successful). The remedy described in this Section 26.1 is optional only and nothing contained herein shall be construed as a waiver of any other remedy that Tenant may have at law or equity.

		26.2	If either party commences an arbitration, action or
proceeding against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys' fees, expert witness fees and costs of suit or arbitration.

	27.	Bankruptcy.

		27.1	In the event a debtor or trustee under the Bankruptcy
Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or
(iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as determined by the
Bankruptcy Court:

			(a)	Those acts specified in the Bankruptcy Code or
other law as included within the meaning of adequate assurance;

			(b)	A cash payment to compensate Landlord for any
monetary defaults or damages arising from a breach of this Lease;

			(c)	The credit worthiness and desirability, as a
tenant, of the person assuming this Lease or receiving an assignment of this Lease, at least equal to Landlord's customary and usual credit worthiness requirements and desirability standards in effect at the time of the assumption or assignment, as determined by the Bankruptcy Court;
and

			(d)	The assumption or assignment of all of Tenant's
interest and obligations under this Lease.

	28.	Definition of Landlord.

		28.1	The term "Landlord" as used in this Lease, so far as
covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of
Landlord under this Lease at the time in question. In the event of any transfer, assignment or conveyance of Landlord's title or leasehold, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor and any prior grantors) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the
Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

		28.2	Notwithstanding the foregoing, the term "Landlord"
shall include the Landlord herein named with regard to (i) construction of the work required by Landlord under the Work Letter pursuant to Sections 4.1 hereof, (ii) damages in the event of completion delays to the extent of Section 4.4 hereof, (iii) the warranties made by Landlord under Sections 14.4 and 14.5 to the extent thereof, (iv) covenants and representations made by Landlord in Article 39, (v) the obligation to deliver the Premises lien-free pursuant to Section 35.4, (vi) the completion of punch list items relating to the Building Shell and Land Improvements pursuant to the provisions of the Work Letter, and (vii) any other duties or obligations of Landlord arising under the provisions of this Lease and applicable Law.

	29.	Estoppel Certificate.

		29.1	Each party shall, within fifteen (15) days of written
notice from the other party, execute, acknowledge and deliver to the other party a statement in writing on a form reasonably requested by a proposed lender, purchaser, assignee or subtenant (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to each party's knowledge, any uncured defaults on the part of Landlord or Tenant hereunder (or specifying such defaults if any are claimed) and (iii) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon.

	30.	Removal of Property.

		30.1	Except as provided below, all fixtures and personal
property owned by Tenant (but excluding any property specifically described in Section 30.2 even if it would otherwise be defined as a fixture) shall be and remain the property of Tenant, and may be removed by Tenant at the expiration of the term of this Lease, or at such earlier time as Tenant is not in default hereunder.

		30.2	All fixtures and improvements provided by Landlord
under the Work Letter, and all other improvements, additions, alterations, and decorations constructed or installed by Tenant that are of general utility to the operation of the Building (but excluding trade fixtures and personal property owned by Tenant unless specifically described below) attached to or built into the Premises shall be deemed real property and shall become the property of Landlord upon the expiration or earlier termination of this Lease, and shall remain upon and be surrendered with the Premises as a part thereof, including, without limiting the generality of the foregoing, walls, partitions and related coverings; flooring and floor coverings; ceilings; insulation; doors, frames and related hardware; built-in cabinet work and paneling; lighting fixtures; built-in security systems; fire sprinkler system; lobbies; rest rooms; mechanical (HVAC) system, including central plant and controls, and including equipment, screens and enclosures; environmental control and monitoring systems; telephone, electrical and other wires and cabling; elevator and related components; plumbing system and fixtures; and electrical and other utility systems and components thereof and appurtenances thereto. Tenant shall have the right to remove any improvement, addition, alteration, decoration and/or trade fixture that is not of general utility to the operation of the Building and/or that is used in the operation of Tenant's business so long as any damage caused by such removal is repaired, including, without limitation, the following: (1) antenna farm; (ii) environmental chambers in manufacturing areas; (iii) special audio-visual cabinets; (iv) up-graded interior office doors (provided, Tenant replaces such doors with standard doors);
(v) fencing in stock room area or other areas; (vi) hoist; (vii) power equipment that extends from the tray to the manufacturing floor; (viii) air compressor; and (ix) special sound equipment in exercise room.
Tenant shall not be required to remove any of such property from the Premises or restore the Premises except as set forth in Section 30.3.

		30.3	Notwithstanding Sections 30.1 hereof, Tenant may not
remove any property if such removal would cause material damage to the Premises, unless such damages can be and is repaired by Tenant.
Furthermore, Tenant shall repair any damage to the Premises caused by Tenant's removal of any such property, and shall, prior to the expiration or earlier termination of this Lease, restore and return the Premises to the condition they were in when first occupied by Tenant (or after they were altered as allowed by Article 17, and excepting Tenant's
Improvements and subject to the provisions of Articles 22 and 23), reasonable wear and tear excepted. At a minimum, Tenant shall leave in place and repair any damage to the interior floors, walls and ceilings of the Premises. The provisions of Article 17 shall apply to any restoration work under this Article as if the restoration was an alteration, addition or improvement thereunder. Should Tenant require any period beyond the expiration or earlier termination of the Lease to complete such restoration, Tenant shall be a tenant at sufferance subject to the provisions of Section 12.2 hereof.

		30.4	If Tenant shall fail to remove any fixtures or
personal property which it is entitled to remove under this Article 30 from the Premises prior to termination of this Lease, then Landlord may dispose of the property under the provisions of Section 1980 et seq. of the California Civil Code, as such provisions may be modified from time to time, or under any other applicable provisions of California law.

 	31.	Limitation of Landlord's Liability.

		31.1	Except as set forth in Section 31.4, if Landlord is
in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Premises, and out of insurance proceeds, rent or other income from the Premises receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title, and interest in the Premises.

		31.2	Neither Landlord nor Landlord's Agents shall be
personally liable for any deficiency except to the extent liability is based upon willful and intentional misconduct. If Landlord is a partnership or joint venture, the partners of such partnership shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any partner of Landlord, except as may be necessary to secure jurisdiction of the partnership or joint venture or to the extent liability is caused by willful and intentional misconduct. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any shareholder, director, officer, employee, or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. No partner, shareholder, director, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee, or agent of Landlord.

		31.3	Each of the covenants and agreements of this Article
31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law.

		31.4	Notwithstanding the foregoing, the Landlord herein
named shall remain liable or responsible for (i) construction of the work required by Landlord under the Work Letter pursuant to Sections 4.1 hereof, (ii) damages in the event of completion delays to the extent of
Section 4.4 hereof, (iii) the warranties made by Landlord under Sections
14.4 and 14.5 to the extent thereof, (iv) covenants and representations made by Landlord in Article 39, (v) the obligation to deliver the Premises lien-free pursuant to Section 35.4, (vi) the completion of punch list items relating to the Building Shell and Land Improvements pursuant to the provisions of the Work Letter, and (vii) any other duties or obligations of Landlord arising under the provisions of this Lease and applicable law.

	32.	[Intentionally Left Blank].

	33.	Quiet Enjoyment.

		33.1	So long as Tenant is not in Default, Tenant may
peaceably and quietly have, hold, use, occupy and enjoy the Premises during the term and any extended term of this Lease.

	34.	Quitclaim Deed.

		34.1	Tenant shall execute and deliver to Landlord on the
expiration or termination of this Lease, immediately on Landlord's request, a quitclaim deed to the Premises or other document in recordable form suitable to evidence of record termination of this Lease and the right of first refusal and option contained herein.

	35.	Subordination and Attornment.

		35.1	Unless the mortgagee or beneficiary elects otherwise
at any time prior to or following a default by Tenant, this Lease shall be subject to and subordinate to the lien of any mortgage or deed of trust now or hereafter in force against the Premises or any portion thereof, and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, provided that the lienholder, beneficiary, or mortgagee executes and delivers to Tenant a non-disturbance, attornment, and subordination agreement ("Non-Disturbance Agreement") in recordable form, in the form as the lienholder, beneficiary, or mortgagee may reasonably request and is approved by Tenant, which approval will not be unreasonably withheld, setting forth that so long as Tenant is not in Default hereunder, Landlord's and Tenant's rights and obligations hereunder (including the use of insurance proceeds as set forth herein) shall remain in force and Tenant's right to possession shall be upheld.
Each Non-Disturbance Agreement shall provide for use of insurance proceeds as set forth in Article 21 of this Lease.

		35.2	Notwithstanding the foregoing, Tenant shall upon
request of Landlord promptly execute and deliver such further instrument or instruments reasonably required by Landlord and reasonably acceptable to Tenant evidencing such subordination of this Lease to the lien of any such mortgage or deed of trust as may be required by Landlord, provided that the lienholder, beneficiary, or mortgagee has previously executed and delivered to Tenant a Non-Disturbance Agreement in recordable form. However, if any such mortgagee or beneficiary so elects at any time prior to or following a default by Tenant, this Lease shall be deemed prior in lien to any such mortgage or deed of trust regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request.

		35.3	In the event any proceedings are brought for
foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease in accordance with the terms of the Non-Disturbance Agreement.

		35.4	Landlord represents that there are no mortgages or
deeds of trust encumbering the Premises, nor will there be any mortgages or deeds of trust encumbering the Premises, with interests which will be superior to Tenant's leasehold, on the date a memorandum of the Lease is duly recorded in the Official Records of Santa Clara County, other than those interests for which Tenant has been provided a Non-Disturbance Agreement. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to insure that the Premises are free of material and mechanics' liens on account of the work required of Landlord under the Work Letter as soon as is reasonably practical after Tenant occupies the Premises. At the request of Tenant, Landlord shall provide such documentation as may be reasonably requested by a title company for the purpose of allowing the leasehold policy to be issued without listing any such liens as exceptions, so long as Landlord incurs no expense therefor. In any event, however, Landlord shall insure such a policy without exceptions for such liens may be issued no later than six (6) months from the Substantial Completion of the Premises.

	36.	Surrender.

		36.1	No surrender of possession of any part of the
Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

		36.2	The voluntary or other surrender of this Lease by
Tenant shall not work a merger, unless Landlord consents, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.




	37.	Waiver and Modification.

		37.1	No provision of this Lease may be waived, modified,
amended or added to except by an agreement in writing. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

	38.	Waiver of Jury Trial and Counterclaims.

		38.1	The parties hereto shall and they hereby do waive
trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

	39.	Hazardous Material.

		39.1	Tenant, at its sole cost, shall comply with all
federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to Tenant's receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of Hazardous Material (as hereinafter defined in Section 39.12 hereof) in or about the Premises. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors, invitees or subtenants, in a manner or for a purpose prohibited by any federal, state or local agency or authority. The accumulation of Hazardous Material shall be in approved containers and removed from the Premises by duly licensed carriers.

		39.2	Tenant shall promptly provide Landlord with
telephonic notice, which shall promptly be confirmed by written notice, of any and all spillage, discharge, release and disposal of Hazardous Material onto or within the Premises, including the soils and subsurface waters thereof, which by law must be reported to any federal, state or local agency, and any injuries or damages resulting directly or indirectly therefrom. Further, Tenant shall deliver to Landlord each and every notice or order, when said order or notice identifies a violation which may have the potential to adversely impact the Premises, received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof promptly upon receipt of each such notice or order by Tenant. Landlord shall have the right, upon reasonable notice, to inspect and copy each and every notice or order received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof.

		39.3	Tenant shall be responsible for and shall indemnify,
protect, defend and hold harmless Landlord and Landlord's Agents from any and all liability, damages, injuries, causes of action, claims, judgments, costs, penalties, fines, losses, and expenses which arise during or after the term of this Lease and which result from Tenant's
(or
from Tenant's Agents, assignees, subtenants, employees, agents, contractors, licensees, or invitees) receiving, handling, use, storage, accumulation, transportation, generation, spillage, discharge, release, disposal of Hazardous Material in, upon or about the Premises, including without limitation (i) damages for the loss or restriction on use of any portion or amenity of the Premises, (ii) damages arising from any adverse impact on marketing of space in the Building, and (iii) reasonable consultant fees, expert fees, and attorneys' fees. Landlord shall be responsible for and shall indemnify, protect, defend and hold harmless Tenant on the same basis as above for all other claims which arise from receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Premises (subject to applicable insurance, if any, required to be maintained by Tenant under this Lease).

		39.4	The indemnification pursuant to the preceding Section
39.3 includes, without limiting the generality of Section 39.3, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil, subsoil, ground water, or elsewhere on, under or about the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises results in any contamination of the Premises, or underlying soil or groundwater, the party responsible therefore under Section 39.3 shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material, provided that the other party's approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, except that the responsible party shall not be required to obtain the other party's prior approval of any action of an emergency nature reasonably required or any action mandated by a governmental authority.

		39.5	Landlord acknowledges that it is not the intent of
this Article 39 to prohibit Tenant from operating its business as described in Article 10 or to unreasonably interfere with the operation of Tenant's business. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow
Tenant to use Hazardous Material in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material to be present in or upon the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of Hazardous Material on the Premises ("Hazardous Material Summary") and a copy of the Hazardous Material business plan prepared pursuant to Health and Safety Code
Section 25500 et seq. At Landlord's request, and at reasonable times, Tenant shall make available to Landlord the latest available Hazardous Materials Summary and true and correct copies of the following documents (hereinafter referred to as the "Hazardous Material Documents") relating to the handling, storage, disposal and emission of Hazardous Material: permits; approvals; reports and correspondence; storage and management plans; notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Premises (provided said installation of tanks shall be permitted only after Landlord has given Tenant its written consent to do so, which consent may not be unreasonably withheld); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or about the Premises for the closure of any such tanks. Tenant shall not be required, however, to provide Landlord with that portion of any document which contains information of a proprietary nature and which, in and of itself, does not contain a reference to any Hazardous Material which are not otherwise identified to Landlord in such documentation, unless any such Hazardous Material Document names Landlord as an "owner" or "operator" of the facility in which Tenant is conducting its business.
 It is not the intent of this subsection to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors. Landlord shall treat all information furnished by Tenant to Landlord pursuant to this
Section 39.5 as confidential and shall not disclose such information to any person or entity without Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed, except as required by law.

		39.6	Notwithstanding other provisions of this Article 39,
it shall be a default under this Lease, and Landlord shall have the right to terminate the Lease and/or pursue its other remedies under Article
24,
in the event that (i) Tenant's use of the Premises for the generation, storage, use, treatment or disposal of Hazardous Material is in a manner or for a purpose prohibited by applicable law unless Tenant is diligently pursuing compliance with such law, (ii) Tenant has been required by any governmental authority to take remedial action in connection with Hazardous Material contaminating the Premises if the contamination resulted from Tenant's action or use of the Premises, unless Tenant is diligently pursuing compliance with such requirement, or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material on the Premises, unless Tenant is diligently seeking compliance with such enforcement order.

		39.7	Notwithstanding the provisions of Article 25, if any
anticipated use of the Premises by a proposed assignee or subtenant involves the generation or storage, use, treatment or disposal of Hazardous Material in any manner or for a purpose prohibited by any applicable law, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee.

		39.8	Landlord represents that, to the best of its
knowledge, as of the date of this Lease and as of the Term Commencement Date, there is no Hazardous Material on the Premises, and will deliver to
Tenant a certification to that effect promptly upon the Term
Commencement
Date. Landlord shall at its expense provide Tenant with a Phase I Environmental Site Assessment as of the Term Commencement Date. In addition, Landlord may at its expense also provide Tenant with a Phase II
Environmental Site Assessment as of the Term Commencement Date. Should either assessment disclose the presence of Hazardous Material, Landlord shall remedy the problems to Tenant's reasonable satisfaction, and shall cause a further update of the Phase I and any Phase II Environmental Site
Assessment to be issued reflecting the remedy therein. The Phase I and any Phase II Environmental Site Assessments and all updates thereto are hereinafter referred to as the "Base Line Report."

		39.9	At any time prior to the expiration or earlier
termination of the term of the Lease, Landlord shall have the right to enter upon the Premises at all reasonable times and at reasonable intervals in order to conduct appropriate tests regarding the presence, use and storage of Hazardous Material, and to inspect Tenant's records with regard thereto. Tenant will pay the reasonable costs of any such test which demonstrates that contamination in excess of permissible levels has occurred and such contamination is the responsibility of Tenant under Section 39.3. Tenant shall correct any deficiencies identified in any such tests in accordance with its obligations under this Article 39.

		39.10	Tenant shall at its own expense cause a Phase I
environmental site assessment of the Premises to be conducted and a report thereof delivered to Landlord upon the expiration or earlier termination of the Lease, such report to be as complete and broad in scope as the Base Line Report as is necessary to identify any impact on the Premises Tenant's operations might have had. Should the assessment disclose the presence of Hazardous Material, Tenant shall, prior to the expiration of this Lease, remedy the problems for which it is responsible under Section 39.3 to the extent required by applicable law, and shall cause a further update of the environmental site assessment to be issued reflecting the remedy therein. The assessment and all updates thereto are hereinafter referred to as the "Exit Report." This Article 39 is the exclusive provision in this Lease regarding clean-up, repairs or maintenance arising from receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Premises, and the provisions of Article 18 (Repairs and Maintenance) shall not apply thereto.

 		39.11	Landlord's and Tenant's obligations under this
Article 39 shall survive the termination of the Lease.

		39.12	As used herein, the term "Hazardous Material" means
any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25515, 25117 or 25122.7, or listed pursuant to
Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous
Substances),
(v) petroleum, (vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (42 U.S.C. Section 6903), or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42
U.S.C. Section 9601).

	40.	Options to Extend.

		40.1	Landlord grants to Tenant two (2) options to extend
the term of this Lease for (5) years each under the same terms and conditions existing in the original Lease except as set forth in this
Article 40. Basic Annual Rent shall be adjusted on the first day of the first extension term to an amount equal to the fair market rental value of the Premises as if in shell condition only (as more particularly described in Section 40.4) as of the commencement of the first extension term, but in no event less than the average Basic Annual Rent payable during the initial term. Basic Annual Rent shall be adjusted on the first day of the second extension term to an amount equal to the fair market rental value of the Premises as if in shell condition only (as more particularly described in Section 40.4) as of the commencement of the second extension term, but in no event less than the average Basic Annual Rent payable during the first extension term. Tenant shall exercise such right to extend the term of this Lease by written notice to
Landlord no later than eight (8) months prior to the end of the original term or the first extension term, as the case may be. The second extension option shall lapse and have no further force or effect if the first extension option is not exercised.




		40.2	Landlord shall obtain at its expense and deliver to
Tenant an independent appraisal of the fair market rental value of the Premises as if in shell condition only as of the commencement of each extension term. Following its receipt of Landlord's appraisal, Tenant may elect to obtain at its expense and deliver to Landlord a second independent appraisal of the fair market rental value of the Premises as if in shell condition only as of the commencement of the extension term.
 If Tenant elects not to obtain a second appraisal, Landlord's appraisal shall be conclusive. If Tenant's appraisal is no more than five percent (5%) less than Landlord's appraisal, the fair market rental value of the Premises as if in shell condition only shall be the arithmetic average of
the two appraisals.  If Tenant's appraisal is more than five percent
(5%)
less than Landlord's appraisal, the two appraisers shall appoint a third appraiser to appraise the fair market rental value of the Premises as if in shell condition only as of the commencement of the extension term, and the fair market rental value of the Premises as if in shell condition only shall be the arithmetic average of the two appraisals closest in their determination of fair market rental value. Landlord and Tenant shall bear equally the expense of the third appraiser.

		40.3	All appraisers appointed hereunder shall have at
least ten (10) years' experience in the appraisal of commercial/industrial real property in the San Jose area and shall be members of professional organizations such as the American Appraisal Institute with a designation of MAI or equivalent.

		40.4	The parties acknowledge that Landlord will construct
at its expense the Building Shell and Land Improvements only (as described in the Work Letter and Exhibits "A-1" and "A-2" attached thereto) and that Tenant, at its sole cost and expense, will construct Tenant's Improvements (as described in the Work Letter) which consist of all mechanical equipment, interior partitions, floor and wall coverings, lighting fixtures, and all other improvements in the Premises other than the Building Shell and Land Improvements. The initial Basic Annual Rent payable as of the initial Term Commencement Date was based only upon Landlord's investment in the Building Shell and Land Improvements (and the Land itself), and did not, nor was it intended, to provide Landlord with a return based upon the cost or value added by Tenant's
Improvements. It is the intention of the parties that Basic Annual Rent for the extended terms shall be based only upon Landlord's investment in the Building Shell and Land Improvements (and the Land itself), and shall not reflect a return for or investment in Tenant's Improvements. Accordingly, as used herein, the term "fair market rental value of the Premises as if in shell condition only" shall mean the price that a ready and willing tenant would pay, as of the commencement of the extension term in question, as Basic Annual Rent, to a ready and willing landlord, for the Building Shell and Land Improvements only, assuming that Tenant's
Improvements did not exist in the Premises, that the landlord would provide no tenant improvement allowance for the improvement of the Building Shell, and that the tenant would be solely responsible for constructing at its cost all mechanical equipment, interior partitions, and other tenant improvements necessary to operate the Premises for the uses being conducted by Tenant as of the commencement of the extension term in question. In addition, such fair market rental value shall be based upon the assumption that the term of the extension is for five (5) years and shall be on all other terms set forth in the Lease (other than the amount of Basic Annual Rent and annual rental adjustments), determined as if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property is then being used.

		40.5	Any increase or decrease in Basic Annual Rent under
this Article 40 which is not determined until after the effective date of the increase shall nevertheless be retroactive to the effective date; Tenant shall pay any such retroactive increase with the installment of Rent next due, and Landlord shall promptly reimburse Tenant an amount equal to any such retroactive decrease. The parties hereto understand that any increase or decrease in Basic Annual Rent shall necessarily increase or decrease the management fee payable under Section 7.1(ii) which is calculated as a percentage of Basic Annual Rent.

		40.6	Basic Annual Rent as of the commencement of each
extension term as determined under this Article 40 shall be increased on each annual anniversary of the first day of the extension term in question (each an "Adjustment Date") as follows:

			(a)	With regard to each extension term, the "Base
Month" for purposes of each adjustment of Basic Annual Rent shall be that month immediately preceding the month during which the first day of the extension term in question occurs, and the "Comparison Month" shall be that month immediately preceding the month in which the Adjustment Date in question occurs. By way of example only, with regard to the first extension term, assuming the first extension term commences on April 15, 2009, the Base Month would be March 2009.

			(b)	As used in this subsection, the term "Consumer
Price Index" means the All Urban Consumers (All Items) for the San Francisco-Oakland-San Jose Metropolitan Area (1982-1984 = 100) as published by the United States Department of Labor, Bureau of Labor Statistics. If the 1982-84 base of the Consumer Price Index is hereafter changed, then the new base will be converted to the 1982-84 base and the base as so converted shall be used. In the event that the Bureau ceases to publish the Consumer Price Index once every month, then the successor or most nearly comparable index thereto selected by Landlord subject to Tenant's reasonable approval shall be used.

			(c)	In the event that the Consumer Price Index for
the Comparison Month exceeds the Consumer Price Index for the Base
Month,
the Basic Annual Rent payable on the first day of the extension term in question shall be multiplied by a fraction, the numerator of which is the
Consumer Price Index figure for the Comparison Month, and the denominator of which is the Consumer Price Index figure for the Base Month. Such amount as calculated shall be the Basic Annual Rent to be paid until the next Adjustment Date. Any of the foregoing notwithstanding, in no event shall the Basic Annual Rent as previously adjusted increase less than two percent (2%) or more than six percent (6%) each year.




			(d)	Prior to each Adjustment Date, or as soon as
reasonably practical thereafter, Landlord will calculate and give Tenant notice of any increase in Basic Annual Rent under this Article 40.
Delivery of such notice after the effective date of any such increase shall not waive Landlord's right to collect such increase, and Tenant shall pay to Landlord, upon receipt of such notice, any such increase due from the last anniversary of the Term Commencement Date.

		40.7	Tenant shall not have the right to exercise either
option to extend the term, notwithstanding anything set forth above to the contrary, (a) during the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in Default under any provision of this Lease and continuing until the default alleged in said notice is cured, or (b) after the expiration or earlier termination of the initial or first extension term, as the case may be. The period of time within which either option to extend may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the option because of the foregoing provisions. At the election of Landlord, all rights of Tenant under the provisions of this Article 40 shall terminate and be of no further force or effect even after Tenant's due and timely exercise of an option to extend if, after such exercise, but prior to the commencement of the extension term, (1) Tenant fails to cure a monetary Default for a period of thirty (30) days after the date Landlord gives notice to Tenant of such default, or (2) Tenant fails to commence to cure any other default within thirty (30) days after the date Landlord gives notice to Tenant of such default.

	41.	Right of First Refusal to Purchase.  Tenant shall have
the right of first refusal to purchase the Premises ("Right of First Refusal") upon the following terms and conditions:

		41.1	If at any time during the initial or any extended
term of this Lease Landlord determines to sell the Premises, Landlord shall give written notice to Tenant ("Right of First Refusal Notice") of the economic terms and conditions on which Landlord would be willing to sell the Premises. If Tenant, within thirty (30) days after receipt of Landlord's Right of First Refusal Notice, agrees in writing to purchase the Premises on the terms and conditions stated in the notice, Landlord shall sell and convey the Premises to Tenant on the economic terms and conditions stated in the notice.

		41.2	If Tenant does not agree in writing to purchase the
Premises within thirty (30) days after receipt of Landlord's Right of First Refusal Notice, or if Landlord and Tenant have not entered into a purchase and sale agreement within thirty (30) days thereafter, Landlord shall have the right to sell and convey the Premises to a third party on economic terms and conditions no more favorable than the economic terms and conditions stated in the Right of First Refusal Notice, except that the purchase price may be two and one half percent (2.5%) less than that stated in the Right of First Refusal Notice, and, upon any such sale, the
Right of First Refusal shall terminate. If Landlord does not sell and convey the Premises within one hundred eighty (180) days after the Right of First Refusal Notice, any sale transaction thereafter shall be deemed a new determination by Landlord to sell and convey the Premises and the provisions of this Section shall again be applicable.




		41.3	If Tenant purchases the Premises pursuant to the
Right of First Refusal, this Lease shall terminate on the date title vests in Tenant, and Landlord shall remit to Tenant any security deposit and all prepaid and unearned Rent. Notwithstanding the foregoing, if Tenant, at its option, should determine to take title to the Premises in the name of an affiliate of Tenant, this Lease shall not terminate on the date title vests in any such affiliate of Tenant unless Tenant and such affiliate agree otherwise.

		41.4	The Right of First Refusal herein granted to Tenant
is not assignable separate and apart from this Lease, and shall expire upon the expiration or earlier termination of the term.

		41.5	Tenant shall not have the right to exercise the Right
of First Refusal, notwithstanding anything set forth above to the contrary, (a) during the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in Default under any provision of this Lease and continuing until the default alleged in said notice is cured, or (b) after the expiration or earlier termination of this Lease.
 The period of time within which the Right of First Refusal may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Right of First Refusal because of the foregoing provisions. At the election of Landlord, all rights of Tenant under the provisions of this Article 41 shall terminate and be of no further force or effect even after Tenant's due and timely exercise of the Right of First Refusal, if, after such exercise, but prior to the transfer of title, (1) Tenant fails to cure a monetary Default for a period of thirty
(30) days after the date Landlord gives notice to Tenant of such default, or (2) Tenant fails to commence to cure any other default within thirty
(30) days after the date Landlord gives notice to Tenant of such default.

		41.6	Notwithstanding the foregoing, the Right of First
Refusal shall not be applicable to a sale or other transfer of the Premises to an affiliate of which more than fifty percent (50%) is owned or controlled by Landlord or the partners or members of Landlord, so long as such sale or other transfer to such affiliate of Landlord is not primarily intended as a means of ultimately transferring substantially all of the ownership of the Premises to an entity or entities not more than fifty percent (50%) owned or controlled by Landlord or its partners or members without first complying with this Right of First Refusal.

	42.	Miscellaneous.

		42.1	Terms and Headings.  Where applicable in this
Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

		42.2	Examination of Lease.  Submission of this
instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

		42.3	Time.  Time is of the essence with respect to the
performance of every provision of this Lease in which time of performance is a factor.

		42.4	Covenants and Conditions..  Each provision of
this Lease performable by Landlord, and each provision of this Lease performable by Tenant, shall be deemed both a covenant and a condition.

		42.5	Consents.  Whenever consent or approval of either
party is required, that party shall not unreasonably withhold or delay such consent or approval, except as may be expressly set forth to the contrary.

		42.6	Entire Agreement.  The terms of this Lease and the
Work Letter attached hereto are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

		42.7	Severability.  Any provision of this Lease which
shall prove to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

		42.8	Recording.  Within thirty (30) days from the
execution of this Lease, Landlord and Tenant shall record a short form memorandum hereof in the form attached hereto as Exhibit "D", subject to the requirement to execute and deliver a quitclaim deed pursuant to the provisions of Section 34.1 hereof.

		42.9	Impartial Construction.  The language in all
parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

		42.10	Inurement.  Each of the covenants, conditions, and
agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Premises or any part thereof in any manner whatsoever. Nothing in this section shall in any way alter the provisions against assignment or subletting in this Lease provided.

		42.11	Force Majeure.  The definition of Force-Majeure
Delay in Section 1.6 of the Work Letter is incorporated herein by this reference.

		42.12	Notices.  Any notice, consent, demand, bill,
statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by personal delivery shall be deemed given on the date of delivery, and if given by mail shall be deemed given on the date of delivery or refusal of delivery, to Landlord or Tenant at the addresses shown in Section 2.1.7 hereof, or to such other address as either party may specify by notice to the other given pursuant to this Section.

		42.13	Authority to Execute Lease.  Landlord and Tenant
each acknowledge that it has all necessary right, title and authority to enter into and perform its obligations under this Lease, that this Lease is a binding obligation of such party and has been authorized by all requisite action under the party's governing instruments, that the individuals executing this Lease on behalf of such party are duly authorized and designated to do so, and that no other signatories are required to bind such party.

	IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.


LANDLORD:

NEXUS EQUITY, INC.
A California corporation


By:	/s/ R. Darrell Gary
            _____________
	Authorized Officer


TENANT:

SymmetriCom, Inc.
A California corporation


By:	/s/Paul N. Risinger
            ________________
	Authorized Officer


	WORK LETTER
	EXHIBIT "A" TO LEASE BETWEEN

	NEXUS EQUITY, INC.
	"Landlord"

	AND

	SYMMETRICOM, INC.
	"Tenant"


	Orchard Parkway at Guadalupe Parkway
	SAN JOSE, CALIFORNIA




	WORK LETTER

	Provisions Relating to the Design and Construction of Project


	This Work Letter ("Work Letter") dated June 10, 1996, is made by and between NEXUS EQUITY, INC., a California corporation ("Landlord"), and SYMMETRICOM, INC., a California corporation ("Tenant"), and is attached to and made a part of the Lease of the same date by and between such parties ("Lease").


	ARTICLE 1

	DEFINITIONS

	Capitalized terms not otherwise defined in the Lease shall have the meaning set forth below. Except as defined in this Work Letter to the contrary, all terms utilized in this Work Letter shall have the same meaning ascribed to them in the Lease. When consents or approvals are to be provided by or on behalf of either party, the term "Landlord" or "Tenant", as the case may be, shall include Landlord's Representative and
Tenant's Representative, as the case may be. The provisions of the Lease, except where clearly inconsistent or inapplicable to this Work Letter, are incorporated into this Work Letter.

	1.1	"BUILDING."  That certain concrete tilt-up two-story
building to be constructed by Landlord on the Real Property described in the Lease.

	1.2	"BUILDING SHELL."  The basic shell of the Building,
consisting of concrete panel exterior and other structural walls, steel columns, footings, foundations, concrete slab first floor, concrete-filled metal deck second floor, and panelized wood sub-roof with four-ply cover, with electrical service, natural gas, telephone, water, plumbing and other utilities necessary for Tenant's Improvements extended from the street and stubbed to the Building. A more complete description of the components of the Building Shell is attached hereto as Exhibit "A-1", and a schematic drawing of the Building is attached hereto as Exhibit "A-2", both of which are incorporated herein by this reference.

	1.3	"CITY."  The City of San Jose, and any other governmental
agencies and entities involved in the permit and approval process for Landlord's Plans or Tenant's Improvement Plans.

	1.4	"CONSTRUCTION PANEL."  A panel consisting of one of
Landlord's Representatives, one of Tenant's Representatives, the Project Architects, and the Project Contractor.

	1.5	"FORCE-MAJEURE DELAY."  Any delay which is attributable
to any: (1) event or condition beyond the reasonable control of Landlord and Tenant including, without limitation, defective supplies, equipment and/or materials; the failure of the Project Contractor to timely and fully perform its duties and obligations under its construction contracts with Landlord and Tenant; failure to obtain customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body or any other governmental entity with jurisdiction, provided any such failure is not the result of an act or omission of the party who seeks to raise Force-Majeure as the reason for failing to perform its obligation hereunder; strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of either party hereto or their contractors or other representatives); and civil disturbance, act of a public enemy, war, riot, sabotage, blockade, or embargo; (2) failure to secure permits and approvals within the time periods set forth in the Project Schedule due to action or inaction of the City, provided any such failure is not the result of an act or omission of the party who seeks to raise Force-Majeure as the reason for failing to perform its obligation hereunder;
(3) delay in completing plans and specifications because of changes in any laws (including, without limitation, the Americans with Disabilities Act of 1990, Pub. L. 101-336 (the "ADA")) or building requirements, or the interpretation thereof; or (4) delay attributable to lightning, earthquake, fire, rain, storm, hurricane, tornado, flood, washout, explosion, or other similar acts of God.

	1.6	"LAND IMPROVEMENTS."  Surface parking areas, landscaping,
drainage, irrigation, gutters, sidewalks, lighting, walkways, driveways and other improvements and appurtenances relating to ingress and egress, and preparation of sites for Tenant's exterior enclosures and structures.
 A more complete description of the components of the Land Improvements is included on Exhibit "A-1".

	1.7	"LANDLORD'S CHANGE."  Any change requested by Landlord to
Landlord's Plans, Landlord's Work, Tenant's Improvement Plans or
Tenant's
Improvement work after the plans are approved by Tenant, but excluding any change required by the City.

 	1.8	"LANDLORD'S PLANS."  Final calculations, designs, drawings
and specifications prepared by the Project Architect and its engineers and other consultants for the Land Improvements and Building Shell as approved by Landlord and Tenant.

	1.9	"LANDLORD'S REPRESENTATIVE."  R. Darrell Gary, Michael
J. Reidy, or such other individual as may be designated by Landlord from time to time.

	1.10	"LANDLORD'S WORK."  The construction, purchase and/or
installation of the Building Shell and Land Improvements (including the plans, specifications and permits relating thereto).

	1.11	"LANDLORD-CAUSED DELAY."  Any delay caused by the failure
of Landlord to act within the time limits set forth in the Project Schedule and this Work Letter other than a delay described as a Force-Majeure Delay or Tenant-Caused Delay, and any interference with the construction of Tenant's Improvements by Landlord, Landlord's Architect or any employee, agent or contractor of Landlord, and any act or omission of Landlord in breach of this Agreement or the Lease.

	1.12	"PROJECT."  The real property upon which the Building is
located, the Building, and the Land Improvements.

	1.13	"PROJECT ARCHITECT."  The architect selected by Landlord
and Tenant and retained by Landlord for the design of the Land
Improvements and Building Shell, and retained by Tenant for the design of
Tenant's Improvements, and civil engineers, structural engineers, landscaping architects and other consultants retained by the Project Architect.

	1.14	"PROJECT CONTRACTOR."  The contractor selected by Landlord
and Tenant and retained by Landlord for the construction of Landlord's Work and retained by Tenant for the construction of Tenant's Improvement Work.

	1.15	"PROJECT SCHEDULE."  The time and responsibility schedule
for development, design and construction of the Land Improvements, Building Shell and Tenant's Improvements, including time periods for preparation and review of construction documents, obtaining necessary approvals, construction of Landlord's Work and Tenant's Improvements, and other performances required by this Work Letter, whether by Landlord or by Tenant, as such schedule may be adjusted from time to time by mutual written agreement of Landlord and Tenant or as otherwise set forth in this Work Letter. The initial Project Schedule is attached hereto as Exhibit "A-3" and incorporated herein by this reference.

	1.16	"SOFT COSTS."  The indirect costs of development and
construction of the Project described on Exhibit "A-4" and incorporated herein by this reference.

	1.17	"SUBSTANTIALLY COMPLETE," "SUBSTANTIALLY COMPLETED,"
and "SUBSTANTIAL COMPLETION" shall have the meaning ascribed to them in Section 4.2 of the Lease.

	1.18	"TENANT'S CHANGE."  Any change requested by Tenant to
Landlord's Plans, Landlord's Work, Tenant's Improvement Plans or
Tenant's
Improvement Work after the plans are approved by Tenant, but excluding any change required by the City.

	1.19	"TENANT'S REPRESENTATIVES."  An individual selected from
time to time by Tenant.

	1.20	"TENANT'S EQUIPMENT."  Equipment and other personal
property required by Tenant in the operation of its business, including equipment and other installations necessary for obtaining a "right to occupy" from the City, and including installation of necessary utility meters, but excluding any such personal property installed as a part of Tenant's Improvement Plans.

	1.21	"TENANT'S IMPROVEMENTS."  The improvements within the
Building Shell necessary to the operation of Tenant's business described in Tenant's Improvement Plans except to the extent defined as Landlord's Work, including but not limited to interior partitions; insulation; ceilings; flooring; interior doors; frames; hardware; central electrical, telephone, elevator, and other equipment and storage rooms; fire sprinkler system; security system; interior and exterior trash and equipment enclosures; fire exit and other corridors; elevator; lobbies; rest rooms; mechanical (HVAC) system, including central plant and controls, and including equipment, screens and enclosures; electrical, telephone, and plumbing systems; all other interior and exterior equipment and storage facilities; and necessary utility facilities.

	1.22	"TENANT'S IMPROVEMENT PLANS."  Final calculations,
designs, drawings and specifications prepared by the Project Architect and its engineers and other consultants for Tenant's Improvements (as modified by changes required by the City and otherwise required or permitted under this Work Letter), including (i) fully detailed and dimensioned 1/4" and 1/8" scale construction drawings, including all architectural, plumbing, mechanical, and electrical drawings, and identification of built-in furnishings and equipment, (ii) a schedule of construction specifications, and (iii) all structural calculations, energy calculations and other engineering calculations necessary to acquire a building permit.

	   1.23	"TENANT'S IMPROVEMENT WORK."  The construction,
purchase and/or installation of Tenant's Improvements shown on the approved Tenant's Improvement Plans (including plans, specifications and permits related thereto).

	1.24	"TENANT-CAUSED DELAY."  Any delay, unless attributable to
a condition or event described as a Force-Majeure Delay or a Landlord-Caused Delay, (i) caused by the failure of Tenant to act within the time limits set forth in the Project Schedule and this Work Letter; (ii) resulting from Tenant's request for materials, finishes or installations which are unavailable at the time or such request or nonstandard; (iii) resulting from the untimely delivery of any of Tenant's Equipment;
(iv) defined as a Tenant-Caused Delay in this Work Letter; and (v) attributable to any interference with the construction of Landlord's
Work
by Tenant, the Project Architect or any employee, agent or contractor of Tenant and any act or omission of Tenant in breach of this Agreement or the Lease.


	ARTICLE 2

	GENERAL REQUIREMENTS

	2.1	Project Schedule.  Landlord agrees to design and construct
the Land Improvements and Building Shell, and Tenant agrees to design and construct Tenant's Improvements, in a good and workmanlike manner, in accordance with this Work Letter and the time and responsibility criteria set forth in the Project Schedule, and in compliance with all applicable laws, regulations and other governmental requirements. Landlord and Tenant shall use diligent good faith efforts to continuously prosecute the construction of the Building Shell, Land Improvements and Tenant's Improvements to completion.

	2.2	Consents and Approvals.  Any consents or approvals
required or allowed by this Work Letter shall not be unreasonably withheld or delayed.

	2.3	Time of the Essence.  Landlord and Tenant agree that time
and strict punctual performance are of the essence with respect to this Work Letter and the Project Schedule.


	ARTICLE 3

	LANDLORD'S AND TENANT'S PLANS

	3.1	Familiarization with Documents by Architects.  The
Project Architect, and each engineer, consultant and other professional retained by the Project Architect, shall thoroughly familiarize themselves with this Work Letter, all applicable building codes, and all other applicable city, county, state and federal ordinances, rules and regulations, including, without limitation, the energy conservation and handicap access requirements of Title 24 of the California Administrative
Code and the Americans With Disabilities Act, and shall prepare Landlord's Plans and Tenant's Improvement Plans with full knowledge and compliance therewith. The Project Architect and each engineer retained by the Project Architect shall be fully qualified and licensed by the State of California to prepare the plans they are responsible for. However, notwithstanding the foregoing, or any other provisions in the Lease or this Work Letter, Landlord shall be allowed to construct Landlord's Work and Tenant shall be allowed to construct Tenant's Improvement Work in conformity with City building codes even if they are less restrictive than the requirements of ADA or Title 24.

	3.2	Preparation and Approval of Landlord's Plans.

		3.2.1	Landlord and Tenant acknowledge that Tenant has
approved the conceptual plans for Landlord's Work. Within the time period set forth in the Project Schedule, Landlord shall cause final Landlord's Plans to be prepared by the Project Architect and delivered to
Tenant for Tenant's approval.

		3.2.2	Tenant shall review and approve or disapprove
Landlord's Plans in writing within seven (7) business days after receipt of the plans. If Tenant disapproves any portion of the plans, Tenant shall specifically (a) approve those portions which are acceptable and
(b) disapprove those portions which are not acceptable, specifying the reasons for such disapproval and describing in detail any change requested for each item disapproved. If Landlord agrees with the changes, it shall cause the changes to be made; otherwise, the parties shall meet and confer and in good faith attempt to reach agreement on the plans, and if they fail to agree, the issue shall be resolved pursuant to
Article 6.

		3.2.3 Provided that the parties are acting reasonably, each day of delay incurred as a result of making material changes requested by
Tenant to Landlord's Plans and any proceedings associated therewith under
Article 6 shall be a Force-Majeure Delay.

		3.2.4 Fees of the Project Architect in preparing Landlord's Plans shall be at Landlord's expense.

		3.2.5 To the extent Landlord and Tenant agree it would be convenient to include a portion of Tenant's Improvement Work on Landlord's Plans in order to effect cost savings or speed completion of the Project, Landlord will cooperate with Tenant in making the adjustment and arranging for appropriate payment or reimbursement for the work by Tenant.

	3.3	Preparation and Approval of Tenant's Improvement
Plans.

		3.3.1	Approval of Conceptual Plans.

				3.3.1.1	Within the time period set forth in
the Project Schedule, Tenant shall cause conceptual plans of Tenant's Improvements to be prepared by the Project Architect and delivered to Landlord for Landlord's approval.

				3.3.1.2	Landlord shall review and approve or
disapprove the conceptual plans in writing within two (2) business days after receipt of the plans. If Landlord disapproves any portion of the plans, Landlord shall specifically (a) approve those portions which are acceptable and (b) disapprove those portions which are not acceptable, specifying the reasons for such disapproval and describing in detail any change requested for each item disapproved. If Tenant agrees with the changes, it shall cause the changes to be made; otherwise, the parties shall meet and confer and in good faith attempt to reach agreement on the plans, and if they fail to agree, the issue shall be resolved pursuant to
Article 6.

				3.3.1.3  Provided that the parties are acting
reasonably, each day of delay incurred as a result of making material changes requested by Landlord to conceptual plans of Tenant's
Improvements and any proceedings associated therewith under Article 6 shall be a Force-Majeure Delay.

				3.3.1.4  Fees of the Project Architect in
preparing conceptual plans of Tenant's Improvements shall be at Tenant's expense.

		3.3.2	Approval of Tenant's Improvement Plans.

				3.3.2.1	Within the time period set forth in
the Project Schedule, Tenant shall cause Tenant's Improvement Plans to be prepared by the Project Architect and delivered to Landlord for Landlord's approval.

				3.3.2.2	Landlord shall review and approve or
disapprove Tenant's Improvement Plans in writing within seven (7) business days after receipt of the plans. If Landlord disapproves any portion of the plans, Landlord shall specifically (a) approve those portions which are acceptable and (b) disapprove those portions which are not acceptable, specifying the reasons for such disapproval and describing in detail any change requested for each item disapproved. If Tenant agrees with the changes, it shall cause the changes to be made; otherwise, the parties shall meet and confer and in good faith attempt to reach agreement on the plans, and if they fail to agree, the issue shall be resolved pursuant to Article 6.

				3.3.2.1  Provided that the parties are acting
reasonably, each day of delay incurred as a result of making material changes requested by Landlord to Tenant's Improvement Plans and any proceedings associated therewith under Article 6 shall be a Force-
Majeure
Delay.

				3.3.2.4  Fees of the Project Architect in
preparing Tenant's Improvement Plans shall be at Tenant's expense.

				3.3.2.5  To the extent Landlord and Tenant agree
it would be convenient to include a portion of Landlord's Work on Tenant's Improvement Plans in order to effect cost savings or speed completion of the Project, Tenant will cooperate with Landlord in making the adjustment and arranging for appropriate payment or reimbursement for the work by Landlord.

	3.4	Building Permits for Landlord's Work.

		3.4.1	Landlord shall cause the Project Architect to obtain
any permits required for construction of Landlord's Work from the City on or before the dates set forth in the Project Schedule. If the City rejects any of the plans and thereby prevents the issuance of a building permit, Landlord shall cause Landlord's Architect to immediately make all necessary changes required by the City subject to Tenant's approval.

		3.4.2	Any delay incurred as a result of a change to
Landlord's Plans required by the City shall be a Force-Majeure Delay.

	3.5	Building Permits for Tenant's Improvement Work.

		3.5.1	Tenant shall cause the Project Architect to obtain
any permits required for construction of Tenant's Improvement Work from the City on or before the dates set forth in the Project Schedule. If the City rejects any of the plans and thereby prevents the issuance of a building permit, Tenant shall cause the Project Architect to immediately make all necessary changes required by the City subject to Landlord's approval. Notwithstanding the foregoing, Tenant shall have the right to challenge any changes required by the City so long as Tenant is acting reasonably in doing so, and any delay incurred as a result thereof shall be a Force-Majeure Delay.

		3.5.2	Any delay incurred as a result of a change to
Tenant's Improvement Plans required by the City shall be a Force-Majeure
Delay.

	3.6	Subsequent Landlord or Tenant Changes.  From time to
time after the plans are approved, either party may request a change in the plans caused to be prepared by the other party, subject to the approval of the other party. Notwithstanding the foregoing, Landlord shall not have the right to request any changes to Tenant's Improvement Plans unless the change is required by applicable Law. Each day of delay caused by the change shall be attributed to the party requesting the change (a Landlord-Caused Delay or a Tenant-Caused Delay, as the case may
be), and all architectural and engineering fees and costs incurred in connection with the change shall be paid by the party requesting the change.

	3.7	Subsequent City-Required Changes.  Any delay incurred as
a result of a change required by the City after the issuance of the building permit shall be a Force-Majeure Delay. If the change is to Landlord's Plans, it shall be at Landlord's expense, and if to Tenant's Improvement Plans, it shall be paid by Tenant.

	3.8	Allocation of Soft Costs.  Soft Costs shall be allocated
between Landlord and Tenant, and shall be paid by Landlord and Tenant, in accordance with the Schedule of Soft Costs attached hereto as Exhibit "A-
4".


	ARTICLE 4

	CONSTRUCTION

	4.1	Construction of Landlord's Work.  Landlord agrees, as
soon as practical after Landlord's Plans have been approved by the City, and after grading, foundation and building permits have been issued, to construct Landlord's Work, within the time period set forth in the Project Schedule, in accordance with Landlord's Plans (as the same may have been subsequently amended by Landlord and Tenant). All costs and expenses incurred by Landlord in connection with the design and construction of Landlord's Work shall be paid by Landlord without reimbursement by Tenant.

	4.2	Construction of Tenant's Improvement Work.  Tenant
agrees, after receipt of the building permit for Tenant's Improvement Work, to cause the Project Contractor to construct, within the time period set forth in the Project Schedule, Tenant's Improvement Work in accordance with the approved Tenant's Improvement Plans. The costs and expenses incurred in connection with the design and construction of Tenant's Improvement Work shall be paid by Tenant.

	4.3	Installation of Tenant's Equipment.  Tenant agrees, at
its own expense, to install Tenant's Equipment within the time period set forth in the Project Schedule. Tenant's Equipment shall be installed in compliance with all governmental ordinances, rules and regulations relating thereto and shall not be constructed in a manner inconsistent with the approved Tenant's Improvement Plans. Any costs, expenses or damages incurred by Landlord arising out of or related to the installation of Tenant's Equipment by Tenant, its contractors, subcontractors or other agents, shall be paid by Tenant to Landlord.

	4.4	Landlord's and Tenant's Representatives.  Any one of
Landlord's Representatives is authorized to approve a Landlord's Change, and any one of Tenant's Representatives is authorized to approve a Tenant's Change. Any questions arising during construction requiring the attention of Landlord or Tenant shall be directed to one of Landlord's Representatives or one of Tenant's Representatives, as the case may be.

	4.5	Construction Period Insurance.

		4.5.1	From the commencement of Landlord's Work until the
completion of the Premises, Landlord shall obtain and maintain, or shall cause to be obtained and maintained, comprehensive general liability insurance, on an occurrence basis with limits of liability of not less than $2,000,000 to protect Landlord and Tenant from and against liability for death or injury to persons and for damage to property caused by or arising from the performance of Landlord's Work. All such insurance shall name Tenant and as an additional insured. In addition, from the commencement of Landlord's Work until the completion of the Premises, Landlord shall obtain and maintain, or shall cause to be obtained and maintained, "all risk" builder's risk insurance covering Landlord's
Work,
including, but not limited to, coverage against loss of damage by fire, vandalism and malicious mischief, covering improvements in place and all material and equipment at the job site furnished under contract, in an amount equal to one hundred percent (100%) of the full replacement value thereof. All of the policies of insurance referred to in this section shall be written by companies authorized to do business in California and rated A VII or better in Best's Insurance Guide. Each insurer referred to in this article shall agree, by endorsement on the applicable policy or by independent instrument furnished to Landlord, that it will give Landlord, and Landlord's lenders if required by such lenders, and Tenant, at least thirty (30) days' prior written notice by registered mail before the applicable policy shall be cancelled or altered in coverage, scope, amount or other material term, except in the case of non-payment of premium, in which event the policy may be cancelled on ten (10) days' prior written notice. The cost of such insurance shall be paid by Landlord.

		4.5.2	From the commencement of Tenant's Improvement Work
until the completion of the Premises, Tenant shall obtain and maintain, or shall cause to be obtained and maintained, comprehensive general liability insurance, on an occurrence basis with limits of liability of not less than $2,000,000 to protect Tenant and Landlord from and against liability for death or injury to persons and for damage to property caused by or arising from the performance of Tenant's Improvement Work. All such insurance shall name Landlord as an additional insured. In addition, from the commencement of Tenant's Improvement Work until the completion of the Premises, Tenant shall obtain and maintain, or shall cause to be obtained and maintained, "all risk" builder's risk insurance covering Tenant's Improvement Work, including, but not limited to, coverage against loss of damage by fire, vandalism and malicious mischief, covering improvements in place and all material and equipment at the job site furnished under contract, in an amount equal to one hundred percent (100%) of the full replacement value thereof. All of the policies of insurance referred to in this section shall be written by companies authorized to do business in California and rated A VII or better in Best's Insurance Guide. Each insurer referred to in this article shall agree, by endorsement on the applicable policy or by independent instrument furnished to Landlord, that it will give Tenant, Landlord, and Landlord's lenders if required by such lenders at least thirty (30) days' prior written notice by registered mail before the applicable policy shall be cancelled or altered in coverage, scope, amount or other material term, except in the case of non-payment of premium, in which event the policy may be cancelled on ten (10) days' prior written notice. The cost of the insurance required to be carried by Tenant shall be paid by Tenant.

	4.6	Contractor and Subcontractor Insurance.  The Project
Contractor and all other contractors and subcontractors shall carry worker's compensation insurance covering all of their respective employees as more particularly specified below; and shall also carry public liability insurance, including property damage, with limits and in the same form and with the same companies as required to be carried by Tenant under the Lease except as stated otherwise below; and the policies therefor shall insure Landlord and Tenant as their interests may appear, as well as the contractor or subcontractor. Such policies shall name Landlord and Tenant, and, if requested by Landlord, Landlord's mortgagees or beneficiaries, as additional loss payees and shall be for the mutual and joint benefit and protection of Landlord, Tenant, and Landlord's mortgagees or beneficiaries, as their interests may appear. The Project Contractor's and all other contractor's and subcontractor's required minimum coverages and limits of liability are as follows:

		(a)	Worker's compensation, including employer's liability
insurance, with limits required by applicable Law, with the policy in full compliance with all current laws governing workers' compensation insurance in California.

		(b)	Comprehensive general liability insurance (including
contractor's protective liability) in an amount not less than One
Million
Dollars ($1,000,000.00) combined single limit (CSL) bodily injury and property damage, provided however, that subcontractors shall only be required to carry an amount that is commercially reasonable. Such insurance shall provide for explosion, collapse, underground hazards (X.C.U.) coverage and broad form contractual liability coverage and shall insure the general contractor and/or subcontractors against any and all claims for personal injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contract and whether such operations are performed by the general contractor, subcontractor or any of their subcontractors, or by anyone directly or indirectly employed by any of them. Fire liability shall be maintained in the amount of the costs of construction or an appropriate amount deemed reasonable by the Landlord.

		(c)	Comprehensive automobile liability insurance,
including the ownership, maintenance and operation of any automotive equipment owned, hired and non-owned in the following minimum amounts:
Bodily Injury and Property Damage, each occurrence, Combined Single Limit of One Million Dollars ($1,000,000.00).

	4.6	As-Built Drawings.  Landlord shall cause the Project
Contractor to maintain a set of "as-built" drawings of Landlord's Work, and Tenant shall cause the Project Architect to maintain a set of "as-built" drawings of Tenant's Improvement Work, which shall be available for inspection by the parties during normal business hours.

	4.7	Reliance on Construction Warranties.  Landlord and
Tenant acknowledge that, under Article 14 and other provisions of the Lease and this Work Letter, each may have the non-exclusive benefit of any applicable warranties from design professionals, contractors, materialmen, manufacturers, or other responsible parties. Landlord shall make commercially reasonable efforts to obtain, or to insure the Project Contractor obtains, the warranties described in Section 6.6 hereof.

	4.8	Soils.  All contaminated soils, if any, including any fill
imported to the property, shall, as part of Landlord's Work and at Landlord's expense, be treated, removed or otherwise remediated if and to the extent required by applicable law.


	ARTICLE 5

	COMPLETION AND RENT COMMENCEMENT

	5.1	Completion of Landlord's Work.

		5.1.1	Landlord shall use commercially reasonable efforts to
Substantially Complete Landlord's Work within the time periods indicated in the Project Schedule and on or before the estimated Term Commencement
Date set forth in Section 2.1.4(a) of the Lease as such time is extended one day for each day of delay resulting from a Force-Majeure Delay or Tenant-Caused Delay.

		5.1.2	The estimated Term Commencement Date shall be
extended one day for each day of delay in Substantial Completion of Landlord's Work which results from a Force-Majeure Delay or Tenant-Caused
Delay.

	5.2	Completion of Tenant's Improvement Work.

		5.2.1	Tenant shall use commercially reasonable efforts to
substantially complete Tenant's Improvement Work within the time periods indicated in the Project Schedule and on or before the estimated Term Commencement Date set forth in Section 2.1.4(a) of the Lease as such time is extended one day for each day of delay resulting from a Force-Majeure Delay or Landlord-Caused Delay.

		5.2.2	The Term Commencement Date shall be extended one day
for each day of delay in Substantial Completion of Tenant's Improvement
Work which results from a Force-Majeure Delay or Landlord-Caused Delay. Tenant's obligation to pay Basic Annual Rent and Additional Rent under the Lease shall be extended one day for each day of delay in Substantial Completion of Tenant's Improvement Work which results from a Force-
Majeure Delay or Landlord-Caused Delay.

	5.3	Calculations of Delays/Update of Project Schedule.
Any delay in Landlord's or Tenant's performance beyond the date and time for such performance set forth in the Project Schedule shall be a Force-Majeure Delay, a Tenant-Caused Delay or a Landlord-Caused Delay. Landlord and Tenant, through their designated construction representatives, shall periodically update the Project Schedule and account for and allocate all Force-Majeure Delays, Landlord-Caused Delays and Tenant-Caused Delays. If Landlord and Tenant through their designated construction representatives are unable to agree on the allocation of Force-Majeure Delays, Landlord-Caused Delays and Tenant-Caused Delays, then such dispute shall be resolved in accordance with Article 6. If a Force-Majeure Delay, a Landlord-Caused Delay, or a Tenant-Caused Delay is deemed to have occurred but such delay has no effect on the Project Schedule, then such delay shall be waived; if more than one type of delay contributed to a delay, the delay shall be fairly apportioned between or among the contributing types of delay. The parties will make reasonable efforts to resolve all delays at periodic on-site meetings. A Landlord-Caused Delay shall not commence until written notice of the events giving rise to such Landlord-Caused Delay has been given by Tenant to Landlord. A Tenant-Caused Delay shall not commence until written notice of the events giving rise to such Tenant-Caused Delay has been given by Landlord to Tenant. With regard to Force-
Majeure Delays, the party who seeks to claim that the time for performance of its obligations should be delayed as a result of a Force-Majeure Delay shall give written notice to the other of the event constituting Force-Majeure Delay within a reasonable period of time after such party discovers the existence of such event, but if such notice is given more than five (5) days after such party discovers such event and the other party was not otherwise aware that the event was causing a Force-Majeure Delay, then the period of Force-Majeure Delay attributable to such event shall not commence until the date the other party receives such notice.

	5.4	Walk-Through.  On or before the date Tenant occupies the
Premises for the purpose of conducting its business therein, Landlord and
Tenant shall conduct a walk-through inspection of the Premises and shall jointly prepare a list of initial construction items that need to be corrected. Landlord and Tenant shall cause the Project Contractor to correct such items within thirty (30) days thereafter, provided, however, if by the nature of such correction more than thirty (30) days is required to effect such correction, neither Landlord nor Tenant shall not be in default hereunder if such correction is commenced within such thirty (30) day period and is diligently pursued to completion.

	5.5	Warranties and Guarantees.  Each contractor and
subcontractor participating in the Landlord's Work and Tenant's Improvement Work shall guarantee that the portion thereof for which he is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of the recording of the certificate of completion of the Premises. Every such contractor or subcontractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract which shall become defective within one (1) year after the date of the recording of the certificate of completion. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of the Land Improvements, Building Shell and Tenant's Improvements which may be damaged or disturbed thereby.
All
such warranties or guarantees as to materials or workmanship of or with respect to any work shall be contained in the contract or subcontract which shall be so written that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interest may appear, and can be directly enforced by either. Landlord covenants to give to Tenant any assignment or other assurances necessary to effect such right of direct enforcement.


	ARTICLE 6

	CONSTRUCTION DISPUTE RESOLUTION

	6.1	Dispute Resolution.  If any dispute arises in connection
with this Work Letter, such dispute shall be resolved in accordance with this Article. All proceedings contemplated by this Article shall take place at the location for all job-site meetings, unless the Construction Panel unanimously agrees to another location, or unless any Arbitrator appointed hereunder selects another location.

	6.2	Notice.  All disputes to be determined in accordance with
this Article shall be raised by Landlord or Tenant by written notice to the other party. Notice of any dispute with an issue resolved in any minutes of a periodic on-site review meeting must be given within thirty
(30) days of receipt of the minutes, or the resolution of the issue as reflected in the minutes shall be deemed conclusive.

	6.3	Resolution by Construction Panel.  The Construction
Panel shall meet within two (2) business days of receipt of the notice and attempt in good faith to resolve the dispute by unanimous agreement, and no resolution shall be binding on the parties unless resolved by unanimous agreement.

	6.4	Resolution by Arbitrator.  If the Construction Panel has
not resolved the dispute for any reason within four (4) business days of receipt of the notice, it shall promptly select by unanimous agreement a disinterested arbitrator ("Arbitrator") with extensive development and construction experience to resolve the dispute. In the event a selection is not made within six (6) business days after the written notice, the Arbitrator shall, upon the request of Landlord or Tenant, be appointed by the American Arbitration Association. Once an Arbitrator is appointed hereunder, such Arbitrator shall serve as Arbitrator for all subsequent disputes arising in connection with this Work Letter unless the Construction Panel unanimously agrees otherwise. The Arbitrator shall resolve the dispute as soon as is reasonably practical in accordance with the provisions of Section 1280 et seq. of the Code of Civil Procedure. The cost for the Arbitrator's services shall be paid by the non-prevailing party in the dispute being determined by the Arbitrator, unless the Arbitrator determines otherwise.

	6.5	Interpretation and Resolution.  In determining any
dispute, the Construction Panel and the Arbitrator shall apply the pertinent provisions of this Work Letter and the Lease. As part of resolving a dispute, the Construction Panel or the Arbitrator, as the case may be, shall determine the days of delay, if any, in completing Landlord's Work and Tenant's Improvement Work which directly result from the dispute being considered by the Construction Panel or the Arbitrator, and from the proceedings pursuant to this Article 6. The days of delay shall be designated as either Tenant-Caused Delays, Landlord-Caused Delays or Force-Majeure Delays or any combination thereof as determined by the Construction Panel or the Arbitrator, as the case may be.

	6.6	Continued Performance.  During any proceedings pursuant
to this Article, Landlord and Tenant shall, to the extent possible, continue to perform and discharge all of their respective obligations under this Work Letter and the Lease.

	6.7	Binding Resolution.  Any and all decisions of the
Construction Panel made by unanimous agreement as to the matter in dispute shall be binding upon both Landlord and Tenant. In the absence of such unanimous agreement, any and all decisions by the Arbitrator shall be binding upon both Landlord and Tenant. The provisions of this
Article 6 is an arbitration agreement enforceable under Section 1280 et seq. of the Code of Civil Procedure.



	IN WITNESS WHEREOF, the parties hereto have executed this Work Letter to be effective on the date first above written.

LANDLORD:

Nexus Equity, Inc.
A California corporation


By:	/s/ Michael J. Reidy
           ________________
	Michael J. Reidy, President


By:	/s/R. Darrell Gary
            ______________
	R. Darrell Gary, Vice President


TENANT:

SYMMETRICOM, INC.
A California corporation

By:	/s/ Paul N. Risinger
            _______________
	Title:  Vice Chairman



	ATTACHMENT A-1 TO EXHIBIT "A"

	COMPONENTS OF LAND IMPROVEMENTS AND BUILDING SHELL


	ATTACHMENT A-2 TO EXHIBIT "A"

	SCHEMATIC DRAWING OF BUILDING



		Those certain schematic plans consisting of eleven pages prepared by Dennis Kobza AIA and dated and submitted to the City of San Jose on May 29, 1996, are incorporated herein by this reference.


	ATTACHMENT A-3 TO EXHIBIT "A"

	PROJECT SCHEDULE

	ATTACHMENT A-4 TO EXHIBIT "A"

	ALLOCATION OF SOFT COSTS

	EXHIBIT "B"

	FORM OF ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE


	ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE


	Pursuant to Section 4.5 of that certain Lease dated __________, 1996, by and between NEXUS EQUITY, INC., Landlord, and SYMMETRICOM INC., Tenant, for the Premises located on Orchard Parkway in San Jose, California, legally described as Parcel 2 of Parcel Map filed with the Santa Clara County Recorder on December 6, 1995, in Book 671 of Maps, Pages 40 and 41, we hereby acknowledge that the Term Commencement Date of the Lease, as defined therein, is __________, 1997, and the Term Expiration Date of the Lease, as defined therein, is __________, 2009.

	IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment of Term Commencement Date as of __________, 1997.

LANDLORD:

Nexus Equity, Inc.
A California corporation


By:	_________________________
	Authorized Office


TENANT:

SymmetriCom, Inc.
A California corporation


By:	_________________________
	Authorized Officer

	EXHIBIT "C"

	FORM OF MEMORANDUM OF LEASE


RECORDING REQUESTED BY:

Nexus Equity, Inc.

WHEN RECORDED, RETURN TO:

Nexus Equity, Inc.
Attn: R. Darrell Gary
1740 Technology Drive, Suite 315
San Jose, CA 95110
________________________________________________________________________
_
______
							(Space Above for Recorder's
Use)

	MEMORANDUM OF LEASE


	This MEMORANDUM OF LEASE ("Memorandum") is effective as of __________, 1996, by and between NEXUS EQUITY, INC., a California corporation ("Landlord"), and SYMMETRICOM INC., a California corporation ("Tenant").

	NOW, THEREFORE, the parties hereto agree as follows:

	1.	Lease of Premises.  Pursuant to that certain Lease of even
date herewith ("Lease"), Landlord hereby leases to Tenant for a term of twelve (12) years commencing on the Term Commencement Date as defined in the Lease, on the terms and conditions set forth in the Lease, all of which are made a part of this Memorandum as though fully set forth herein, those certain premises located on and including real property ("Real Property") located in the City of San Jose, County of Santa
Clara,
State of California, more particularly described as follows:

		Parcel 2 of Parcel Map filed with the Santa Clara County Recorder on December 6, 1995, in Book 671 of Maps, Pages 40
and 41

	2.	Options to Extend Term.  Pursuant to Article 40 of the
Lease,
Landlord hereby grants to Tenant two (2) options to extend the term of the Lease, which may be exercised prior to the expiration or earlier termination of the term or extended term of the Lease, as the case may be, on the terms and conditions set forth therein.

	3.	Right of First Refusal to Purchase.  Pursuant to Article 41
of the Lease, Landlord hereby grants to Tenant the right to acquire the Real Property, which may be exercised prior to the expiration or earlier termination of the term of the Lease on the terms and conditions set forth therein.

	4.	Purpose of This Memorandum.  This Memorandum is executed for the purpose of being recorded, in order to give notice of the Lease, the Options to Extend Term, and the Right of First Refusal to Purchase.
This
Memorandum is not a complete summary of the terms and conditions of the Lease, and is subject to, and shall not be used to interpret or modify, the Lease.

	The parties hereto have entered into this Memorandum of Lease as of the date first written above.


LANDLORD:

Nexus Equity, Inc.
A California corporation


By:	_________________________
	Authorized Officer


TENANT:

SymmetriCom, Inc.
A California corporation


By:	_________________________
	Authorized Officer




STATE OF CALIFORNIA		)
					) ss.
COUNTY OF _________		)

	On __________, 1996, before me, the undersigned Notary Public in and for said County and State, personally appeared

_________________________________________________________________
_____ personally known to me
			or
_____ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

	Witness my hand and official seal.

	__________________________________
	Signature of Notary




STATE OF CALIFORNIA		)
					) ss.
COUNTY OF _________		)

	On __________, 1996, before me, the undersigned Notary Public in and for said County and State, personally appeared

_________________________________________________________________
_____ personally known to me
			or
_____ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

	Witness my hand and official seal.

	__________________________________
	Signature of Notary